                                                                    EXHIBIT 10.4

================================================================================

                          PURCHASE AND SALE AGREEMENT


                             Dated: April 30, 2000


                                By and Between


                    MOUNTAINEER LIMITED PARTNERSHIP, SELLER


                                      and


                               AROC INC., BUYER

================================================================================

                               TABLE OF CONTENTS
                               -----------------

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
ARTICLE I
     Definitions and References..............................................  1
          Section 1.1.   Certain Defined Terms...............................  1
          Section 1.2.   Certain Additional Defined Terms....................  8
          Section 1.3.   References, Titles and Construction.................  9

ARTICLE II
     Property to be Sold and Purchased....................................... 10

ARTICLE III
     Purchase Price.......................................................... 11

ARTICLE IV
     Representations and Warranties of Seller................................ 12
          Section 4.1.   Organization and Existence.......................... 12
          Section 4.2.   Authority Relative to This Agreement................ 12
          Section 4.3.   Valid and Binding Agreement......................... 12
          Section 4.4.   Non-Contravention................................... 12
          Section 4.5.   Approvals........................................... 13
          Section 4.6.   Pending Litigation.................................. 13
          Section 4.7.   Basic Documents..................................... 13
          Section 4.8.   Commitments, Abandonments or Proposals.............. 14
          Section 4.9.   Production Sales Contracts.......................... 14
          Section 4.10.  Plugging and Abandonment............................ 14
          Section 4.11.  Licenses and Permits................................ 14
          Section 4.12.  Area of Mutual Interest and Other Agreements;
                         Tax Partnerships.................................... 15
          Section 4.13.  Payment of Expenses................................. 15
          Section 4.14.  Compliance with Laws................................ 15
          Section 4.15.  Operated Properties................................. 15
          Section 4.16.  Physical Condition of Facilities.................... 16
          Section 4.17.  Environmental Matters............................... 16
          Section 4.18.  Production Data..................................... 16
          Section 4.19.  Ordinary Course Operations.......................... 16
          Section 4.20.  Sale of Production.................................. 17
          Section 4.21.  [Intentionally Omitted]............................. 17
          Section 4.22.  Brokerage Fees...................................... 17
          Section 4.24.  Bankruptcy.......................................... 17
          Section 4.25.  Full Disclosure..................................... 17
          Section 4.26.  Disclaimer of Warranties............................ 17

                                       i
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
ARTICLE V
     Representations and Warranties of Buyer................................. 18
          Section 5.1.   Organization and Existence.......................... 18
          Section 5.2.   Qualification....................................... 18
          Section 5.3.   Charter and Bylaws.................................. 18
          Section 5.4.   Capitalization of Buyer............................. 18
          Section 5.5.   Authority Relative to This Agreement................ 19
          Section 5.6.   No Conflict......................................... 19
          Section 5.7.   Consents and Approvals, Licenses, Etc............... 19
          Section 5.8.   Subsidiaries........................................ 20
          Section 5.9.   Preferred Shares; Conversion Shares................. 20
          Section 5.10.  Financial Statements................................ 21
          Section 5.11.  Securities Filings.................................. 21
          Section 5.12.  Absence of Undisclosed Liabilities.................. 22
          Section 5.13.  Absence of Certain Changes.......................... 22
          Section 5.14.  Tax Matters......................................... 22
          Section 5.15.  Environmental and Other Laws........................ 24
          Section 5.16.  Legal Proceedings................................... 24
          Section 5.17.  Title to Properties; Permits; Licenses; Condition of
                           Assets............................................ 24
          Section 5.18.  ERISA............................................... 25
          Section 5.19.  Agreements.......................................... 27
          Section 5.20.  Labor Disputes and Acts of God...................... 29
          Section 5.21.  Insurance........................................... 29
          Section 5.22.  Offering of Securities.............................. 29
          Section 5.23.  Government Regulation............................... 29
          Section 5.24.  Brokerage Fees...................................... 29
          Section 5.25.  Bankruptcy.......................................... 29
          Section 5.26.  Nature of Company Assets............................ 29
          Section 5.27.  Full Disclosure..................................... 29

ARTICLE VI
     Certain Covenants of Seller and Buyer Pending Closing................... 30
          Section 6.1.   Pre-Closing Covenants of Seller..................... 30
          Section 6.2.   Pre-Closing Covenants of Buyer...................... 32
          Section 6.3.   Pre-Closing Covenants of Seller and Buyer........... 34

ARTICLE VII
     Due Diligence Examination With Respect to the Properties................ 34
          Section 7.1.   Inspection and Assertion of Defects................. 34
          Section 7.2.   Certain Price Adjustments........................... 35
          Section 7.3.   Waiver.............................................. 36
          Section 7.4.   Casualty Loss....................................... 36
          Section 7.5.   Disputes............................................ 36

ARTICLE VIII

                                      ii
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
     Conditions Precedent to the Obligations of the Parties.................. 38
          Section 8.1.   Conditions Precedent to the Obligations of Buyer.... 38
          Section 8.2.   Conditions Precedent to the Obligations of Seller... 39

ARTICLE IX
     Closing of Transaction.................................................. 40
          Section 9.1.   The Closing......................................... 40
          Section 9.2.   Seller's Closing Obligations........................ 40
          Section 9.3.   Buyer's Closing Obligations......................... 40
          Section 9.4.   Delivery of Files................................... 41

ARTICLE X
     Pre-Closing Termination................................................. 41
          Section 10.1.  Termination......................................... 41
          Section 10.2.  Effect of Termination............................... 41

ARTICLE XI
     Certain Accounting Adjustments in Respect of the Properties............. 42
          Section 11.1.  Adjustments......................................... 42
          Section 11.2.  Closing and Post-Closing Accounting Settlements..... 42

ARTICLE XII
     Assumption and Indemnification.......................................... 43

ARTICLE XIII
     Affirmative Post Closing Covenants of Buyer............................. 43
          Section 13.1.  Inspection Rights................................... 43
          Section 13.2.  Books, Financial Statements and Reports............. 44
          Section 13.3.  Notice of Material Events and Change of Address..... 45
          Section 13.4.  Maintenance of Properties........................... 46
          Section 13.5.  Maintenance of Existence and Qualifications......... 46
          Section 13.6.  Payment of Trade Liabilities, Taxes, etc............ 46
          Section 13.7.  Insurance........................................... 46
          Section 13.8.  Compliance with Agreements and Law.................. 46
          Section 13.9.  Charter Amendment Approval.......................... 46

ARTICLE XIV
     Post Closing Negative Covenants of Buyer................................ 47
          Section 14.1.  Indebtedness........................................ 47
          Section 14.2.  Limitation on Liens................................. 47
          Section 14.3.  Limitation on Mergers............................... 47
          Section 14.4.  Limitation on Sales of Property..................... 48
          Section 14.5.  Limitation on Investments and New Businesses........ 48
          Section 14.6.  Transactions with Affiliates........................ 48
          Section 14.7.  Restricted Payments................................. 48
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                                      iii
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
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ARTICLE XV
     Events of Default and Remedies.......................................... 49
          Section 15.1.  Events of Default................................... 49
          Section 15.2.  Annulment of Defaults............................... 51
          Section 15.3.  Expiration.......................................... 51

ARTICLE XVI
     Notices................................................................. 51

ARTICLE XVII
     Miscellaneous Matters................................................... 52
          Section 17.1.  Survival of Provisions.............................. 52
          Section 17.2.  Public Announcements................................ 53
          Section 17.3.  Fees and Expenses................................... 53
          Section 17.4.  Costs of Enforcement................................ 53
          Section 17.5.  Indemnification..................................... 53
          Section 17.6.  Waiver and Amendment................................ 55
          Section 17.7.  Entire Agreement.................................... 56
          Section 17.8.  Binding Effect; Assignment; No Third Party Benefit.. 56
          Section 17.9.  Severability........................................ 56
          Section 17.10. Governing Law....................................... 56
          Section 17.11. Remedies Not Exclusive.............................. 56
          Section 17.12. Further Assurances.................................. 57
          Section 17.13. Counterparts........................................ 57
          Section 17.14. Injunctive Relief................................... 57
          Section 17.15. Consent to Jurisdiction............................. 57
          Section 17.17. Payments............................................ 57
          Section 17.18. Right to Purchase New Equity Securities............. 57

                          PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT dated April 30, 2000, is made by and between MOUNTAINEER LIMITED PARTNERSHIP, a Texas limited partnership ("Seller"), and AROC INC., a Delaware corporation ("Buyer");

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Seller desires to sell, assign and convey to Buyer, and Buyer desires to purchase and accept certain oil and gas properties and related assets; and

     WHEREAS, Seller and Buyer deem it in their mutual best interests to execute and deliver this Agreement;

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, Seller and Buyer do hereby agree as follows:


                                   ARTICLE I

                           Definitions and References
                          ---------------------------

     Section 1.1.   Certain Defined Terms.  When used in this Agreement, the
                    ---------------------
following terms shall have the respective meanings assigned to them in this
Section 1.1 or in the section, subsections or other subdivisions referred to below:

     "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Agreement, as hereafter changed, amended or modified in accordance with the terms hereof.

     "Alliance Group" means Alliance Resources Group, Inc., a Delaware corporation.

     "Alliance PLC" means Alliance Resources PLC, a public limited company incorporated in England and Wales.

     "Alliance USA" means Alliance Resources (USA), Inc., a Delaware corporation.

     "Ancillary Documents" means each agreement, certificate, document, commitment and writing (other than this Agreement) executed or to be executed by Buyer or Seller in connection with the transactions contemplated herein or therein, including the Assignment.

     "Applicable Law" means any statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of, any Governmental Entity to which a specified Person or property is subject.

     "AROC (Texas)" means AROC (Texas), Inc., a Texas corporation.

     "Certificate of Designation" means the document attached hereto as Exhibit
                                                                        -------
3.1.
---

     "Change of Control" means the occurrence of any of the following events after giving effect to the transactions contemplated by this Agreement, the Other Acquisition Agreements and the Preferred Stock Purchase Agreement: (a) any Person or two or more Persons, other than Buyer or any affiliate of Buyer, acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act, and including holding proxies to vote for the election of directors other than proxies held by Buyer's management or their designees to be voted in favor of persons nominated by Buyer's Board of Directors) of 33% or more of the outstanding voting securities of Buyer, measured by voting power (including both ordinary shares and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Buyer.), (b) Buyer shall fail beneficially to own, directly or indirectly, 100% of the outstanding shares of voting capital stock of Alliance PLC, Alliance Group, Source, Difco, AROC (Texas), Alliance USA, LPC or GOC, on a fully diluted basis, (c) one-third or more of the directors of Buyer shall consist of persons not nominated by Buyer's Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements) or (d) within three years of the Closing Date, the employment by Buyer of John Keenan or Paul Fenemore terminates for any reason.

     "Charter Amendment Approval" means approval of the increase in authorized shares of Common Stock of the Company to such level as shall permit the full and complete conversion of the Preferred Shares into the Preferred Conversion Shares in accordance with the Certificate of Designation, all in accordance with the Organic Documents and Applicable Law.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means common stock, $0.001 par value per share, of Buyer and any securities issued or issuable with respect to such shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

     "Companies Act" means the Companies Act 1985 as amended.

     "Default" means an Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

     "Difco" means Difco Limited, a private limited company incorporated under the laws of England and Wales.

     "Environmental Laws" means any and all laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "Environmental Obligations" means responsibility and liability for any of the following occurrences, events and activities relating to the Properties, whether arising before or after the Effective Date: (i) environmental pollution or contamination; (ii) underground injection activities or waste disposal onsite or offsite; (iii) cleanup responses, and the costs of remediation, control or compliance with respect to surface and subsurface pollution caused by spills, pits, ponds or lagoons; (iv) failure to comply with applicable land use, surface disturbance, licensing or notification requirements; or (v) violation of Environmental Laws.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Excluded Environmental Obligations" means responsibility and liability for any matter asserted by Buyer to Seller as a breach of a representation and warranty in Section 4.17 in accordance with, and subject to the provisions of, Sections 17.1 and 17.5.

     "Fiscal Quarter" means a three-month period ending on July 31, October 31, January 31 or April 30 of any year.

     "Fiscal Year" means the twelve-month period ending on April 30 of any year.

     "GOC" means Germany Oil Company, a Delaware corporation.

     "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, municipal or other governmental body, agency, authority, department, commission, board, bureau or instrumentality (domestic or foreign).

     "Hazardous Materials" means any substance regulated under Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indebtedness" of any Person means Liabilities in any of the following categories: (a) Liabilities for borrowed money; (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services; (c) Liabilities evidenced by a bond, debenture, note or similar instrument; (d) Liabilities which would under U.S. GAAP be shown on such Person's balance sheet as a liability, and is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations);
(e) Liabilities arising under futures contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts, or similar agreements; (f) Liabilities constituting principal under leases capitalized in accordance with U.S. GAAP; (g) Liabilities arising under conditional sales or other title retention agreements; (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection; (i) Liabilities (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Liabilities arise out of or in connection with the sale of the same or similar securities or property; (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor; (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment); or (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor; provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor.

     "IRS" means the Internal Revenue Service.

     "Key Employment Agreements" means (i) that certain Executive Employment Agreement dated as of December 8, 1999 between Buyer and John A. Keenan, and
(ii) that certain Service Agreement dated September 20, 1996 between Alliance PLC and Paul Raymond Fenemore, as amended by Supplemental Agreement dated September 20, 1996, Second Supplemental Agreement dated December 1, 1998, and letter agreement dated as of December 8, 1999.

     "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or absolute, fixed or contingent, and whether or not required to be considered pursuant to U.S. GAAP.

     "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to such creditor or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows him to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" shall also mean any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

     "Listing Rules" means the listing rules of the London Stock Exchange.

     "London Stock Exchange" means the London Stock Exchange Limited.

     "LPC" means LaTex Petroleum Corporation, an Oklahoma corporation.

     "LRI" means LaTex Resources, Inc., a Delaware corporation.

     "LRI Merger" means the merger of Alliance Resources (Delaware) Inc. with and into LRI whereby Alliance PLC became the sole shareholder of LRI.

     "Material Adverse Effect" means (a) when used with respect to Buyer, a material adverse change in, or a material adverse effect upon (i) the business, assets, results of operations, condition (financial or otherwise) or prospects of Buyer and its Subsidiaries on a consolidated basis, (ii) Buyer's ability to timely pay the Obligations or to perform on a timely basis any material obligation of Buyer under this Agreement or any agreement, instrument, or document entered into or delivered in connection herewith or (iii) the enforceability of the material terms of this Agreement or any Ancillary Document; and (b) when used with respect to Seller, a material adverse change in, or a material adverse effect upon (i) the Properties or (ii) the enforceability of the material terms of this Agreement or any Ancillary Document.

     "Old LaTex Payables" means those current accounts payable to Buyer or its consolidated Subsidiaries that meet one or more of the following tests and have been certified to Seller by Buyer and applicable Subsidiary as being an Old LaTex Payable:

          (a) accounts payable the collection of which is barred by the applicable statute of limitations;

          (b) accounts payable the collection of which has been compromised or forgiven in part, in either case to the extent of the amount that has been compromised or forgiven; or

          (c) accounts payable in respect of which the indebtedness was incurred prior to the LRI Merger and where each of the following is true: (i) no payment has been made on an individual amount of indebtedness payable since the LRI Merger, (ii) no contact has been received by Buyer or applicable Subsidiary from the applicable creditor since the LRI Merger pertaining to such account or if contact has been received, such account is being diligently contested in good faith, (iii) no promise to pay such account has been made by Buyer or applicable Subsidiary since the LRI Merger and (iv) no judgment has been obtained by, or settlement agreement entered into with, such creditor with respect to such indebtedness.

     "Other Acquisition Agreements" means other agreements or proposed agreements to which Buyer is a party and disclosed in writing to Seller, whereby Buyer will issue shares of Series A Preferred, in exchange for interests in oil, gas and mineral properties and related assets.

     "Outstanding Common Stock" means, at any time, the aggregate of all Common Stock then outstanding, including all shares of Common Stock which could be acquired from the Company upon exercise or conversion of any outstanding warrants, options or other securities then exercisable or convertible into Common Stock.

     "Permits" means licenses, permits, franchises, consents, approvals, variances, exemptions and other authorizations of or from Governmental Entities.

     "Permitted Investment" means any investment, loan, advance, guaranty or capital contribution by Buyer or any Subsidiary in any of the following: (a) properties or assets to be used in the ordinary course of business of Buyer and its Subsidiaries; (b) current assets arising from the sale of goods and services in the ordinary course of business of Buyer and its Subsidiaries; (c) investments in one or more of Buyer's Subsidiaries or in any Person that concurrently with such investment becomes a Subsidiary; (d) any marketable obligation maturing not later than one year after the date of acquisition therefor, issued or guaranteed by the United States of America or by any agency of the United States of America which has the full faith and credit of the United States of America; (e) commercial paper which is given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof; and (f) any demand deposit or time deposit (including certificates of deposit and money market or sweep accounts) with a commercial bank or trust company organized and doing business under the laws of the United States of America or any state thereof which has capital, surplus and undivided profits of at least $250,000,000, provided that such deposit must be either payable on demand or mature not more than twelve months from the date of investment therein.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.

     "Preferred Conversion Shares" means the shares of Common Stock issuable upon conversion of the Preferred Shares.

     "Preferred Stock Purchase Agreement" means that certain Preferred Stock Purchase Agreement dated as of May 1, 2000, by and among Buyer, Bank of America, N.A., EnCap Equity 1996 Limited Partnership, Energy Capital Investment Company PLC, El Paso Capital Investments, L.L.C., EF-II Holdings, LLC, Picosa Creek Limited Partnership and EnCap Investments L.L.C.

     "Proceedings" means all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.

     "Reasonable best efforts" means a party's reasonable best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

     "Restricted Payment" means any Distribution (as defined below) in respect of Buyer or any Subsidiary thereof (other than on account of capital stock or other equity interests of a Subsidiary owned legally or beneficially by the Seller or another Subsidiary), including any Distribution resulting in the acquisition by Buyer of securities that would constitute treasury stock. As used in this definition, "Distribution" shall mean, in respect of any corporation, partnership or other business entity (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, partnership or other business entity (except distributions in such stock or other equity interest) and (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests); provided, that "Distribution" shall not mean any dividend or other distribution made, or redemption effected, in accordance with the terms of the Certificate of Designation.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "Securities and Exchange Commission" means the U.S. Securities and Exchange Commission.

     "Seller Disclosure Schedule" shall mean a schedule delivered by Seller to Buyer which sets forth additional information regarding the representations and warranties of Seller contained herein and information called for hereby.

     "Senior Credit Facility" means that certain Credit Agreement dated as of May 1, 2000, by and among Buyer, Toronto Dominion (Texas), Inc., as Agent, and the lenders signatory.

     "Series A Preferred" means shares of Buyer's Series A Preferred Stock, $.001 par value per share.

     "Source" means Source Petroleum, Inc., a Louisiana corporation.

     "Subordinated Debt" means that certain Indebtedness of Buyer evidenced by the Subordinated Debt Agreement.

     "Subordinated Debt Agreement" means that certain Purchase Agreement dated as of May 1, 2000, by and among Buyer, EnCap Equity 1996 Limited Partnership and El Paso Capital Investments, L.L.C.

     "Subsidiary" means any corporation more than 50% of whose outstanding voting securities, or any general partnership, joint venture or similar entity more than 50% of whose total equity interests, is owned, directly or indirectly, by the Buyer, or any limited partnership of which Buyer or any Subsidiary is a general partner.

     "Taxes" means any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, transfer, stamp, withholding or other tax imposed by any United States federal, state or local (or any foreign or provincial) taxing authority, including any interest, penalties or additions attributable thereto.

     "Tax Return" means any return or report (including but not limited to any related or supporting information, any amended return or report or any information return or report) with respect to Taxes.

     "Treasury Regulations" means one or more treasury regulations promulgated under the Code by the Treasury Department of the United States.

     "U.S. GAAP" means generally accepted accounting principles in the United States of America from time to time.

      Section 1.2.  Certain Additional Defined Terms.  In addition to such terms
                    --------------------------------
as are defined in the opening paragraph and in Section 1.1 of this Agreement, the following terms are used in this Agreement as defined in the Sections set forth opposite such terms:



             Defined Term                                Section Reference
          ----------------------------------------      --------------------
          Asserted Defects........................                 7.1 (a)
          Assignment..............................                 9.2 (a)
          Audited Financial Statements............                 5.10
          Base Purchase Price.....................             Article III
          Basic Documents.........................                 4.7
          Closing.................................                 9.1
          Closing Date............................                 9.1
          Data....................................              Article II(f)
          Disbursement Properties.................                 4.15
          Effective Date..........................                 9.2 (a)
          Event of Default........................                15.1
          Financial Statements....................                 5.10
          Latest Balance Sheet....................                 5.10
          Net Title Adjustments...................                 7.2 (c)
          non-operators...........................                 4.15

             Defined Term                                Section Reference
          ----------------------------------------      --------------------
          Oil and Gas Properties..................           Article II
          Operated Properties.....................               4.15
          Organic Documents.......................               5.3
          Permitted Liens.........................              14.2
          Preferred Shares........................           Article II
          Properties..............................           Article II
          Purchase Price..........................           Article III
          Scheduled Production Sales Contracts....               4.9
          Unaudited Financial Statements..........               5.10


     Section 1.3.   References, Titles and Construction.
                    ------------------------------------

          (a) All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

          (b) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

          (c) The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

          (d) Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in
           ---- -----
masculine, feminine and neuter genders shall be construed to include any other gender.

          (e) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

          (f) Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

          (g) The word "or" is not intended to be exclusive and the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

          (h) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

          (i) All references herein to "$" or "dollars" shall refer to U.S. Dollars.

                                  ARTICLE II

                       Property to be Sold and Purchased
                       ---------------------------------

     Seller agrees to sell and Buyer agrees to purchase, for the consideration hereinafter set forth, and subject to the terms and provisions herein contained, the following described properties, rights and interests:

          (a)  All of those properties described in Exhibit II attached
                                                    ----------
hereto and made a part hereof for all purposes;

          (b) Without limitation of the foregoing, all other right, title and interest (of whatever kind or character, whether legal or equitable, and whether vested or contingent) of Seller in and to the oil, gas and other minerals in and under or that may be produced from the lands described in Exhibit II hereto
                                                          ----------
(including interests in oil, gas and/or mineral leases covering such lands, overriding royalties, production payments and net profits interests in such lands or such leases, and fee mineral interests, fee royalty interests and other interests in such oil, gas and other minerals), whether such lands are described in a description set forth in such Exhibit II or are described in such Exhibit
                                   ----------                          -------
II by reference to another instrument (and without limitation by any depth
--
limitations that may be set forth in such Exhibit II or in any such instrument
                                          ----------
so referred to for description), even though Seller's interest in such oil, gas and other minerals may be incorrectly described in, or omitted from, such
Exhibit II;
----------

          (c) All rights, titles and interests of Seller in and to, or otherwise derived from, all presently existing and valid oil, gas and/or mineral unitization, pooling, and/or communitization agreements, declarations and/or orders and in and to the properties covered and the units created thereby (including all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, voluntary unitization agreements, designations and/or declarations) relating to the properties described in paragraphs (a) and (b) above;

          (d) All rights, titles and interests of Seller in and to all presently existing and valid production sales (and sales related) contracts, operating agreements, and other agreements and contracts which relate to any of the properties described in paragraphs (a), (b) and (c) above, or which relate to the exploration, development, operation, or maintenance thereof or the treatment, storage, transportation or marketing of production therefrom (or allocated thereto);

          (e) All rights, titles and interests of Seller in and to all materials, supplies, machinery, equipment, improvements and other personal property and fixtures (including, but not by way of limitation, all wells, wellhead equipment, pumping units, flowlines, tanks, buildings, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, and other equipment), and all easements, rights-of-way, surface leases and other surface rights, all permits and licenses, and all other appurtenances being used or held for use in connection with, or otherwise related to, the exploration, development, operation or maintenance of any of the properties described in paragraphs (a), (b) and (c) above, or the treatment, storage, transportation or marketing of production therefrom (or allocated thereto);

          (f) All of Seller's lease files, abstracts and title opinions, production records, well files, accounting records (but not including general financial accounting records), seismic records and surveys, gravity maps, electric logs, geological or geophysical data and records, and other files, documents and records of every kind and description which relate to the properties described above (collectively "Data"); and

          (g) Without limiting the generality of the foregoing, all of Seller's rights, titles, claims and interests in and to all of the properties, rights and interests incident to the items specified in the foregoing paragraphs of this
Article II.

The properties and interests specified in the foregoing paragraphs (a), (b) and
(c) are herein sometimes collectively called the "Oil and Gas Properties," and the properties and interests specified in the foregoing paragraphs (a), (b),
(c), (d), (e), (f) and (g) are herein sometimes collectively called the "Properties".

                                  ARTICLE III

                                Purchase Price
                                ---------------

     In consideration of the sale of the Properties by Seller to Buyer, Buyer shall pay to Seller at Closing an aggregate purchase price (the "Base Purchase Price") consisting of 202,640 shares of Series A Preferred (the "Preferred Shares"). The rights, designations, preferences and other terms and conditions relating to the Preferred Shares shall be as set forth in the Certificate of Designation attached hereto as Exhibit 3.1. The Base Purchase Price may be
                               -----------
adjusted as provided in Article VII (the Base Purchase Price, as so adjusted, and as the same may be otherwise adjusted by the mutual agreement of the parties, being called the "Purchase Price").

                                  ARTICLE IV

                   Representations and Warranties of Seller
                   ----------------------------------------

     Subject to the Seller Disclosure Schedule, Seller represents and warrants to Buyer as follows:

      Section 4.1.  Organization and Existence.  Seller is a limited partnership
                    --------------------------
duly formed and validly existing under the laws of the State of Texas.

      Section 4.2.  Authority Relative to This Agreement.  Seller has full power
                    ------------------------------------
and authority to execute, deliver, and perform this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by

Seller of this Agreement and the Ancillary Documents and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action of Seller.

      Section 4.3.  Valid and Binding Agreement.  This Agreement has been duly
                    ---------------------------
executed and delivered by Seller and constitutes, and each Ancillary Document has been, or when executed will be, duly executed and delivered by Seller and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Seller, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

      Section 4.4.  Non-Contravention.  Other than requirements (if any) that
                    -----------------
there be obtained consents to assignment (or waivers of preferential rights to purchase) from third parties, and except for approvals required to be obtained from governmental entities who are lessors under leases forming a part of the Oil and Gas Properties (or who administer such leases on behalf of such lessors) which are customarily obtained post-closing, neither the execution, delivery, and performance by Seller of this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby nor the consummation by it of the transactions contemplated hereby and thereby do and will (a) conflict with or result in a violation of any provision of the partnership agreement or other governing instruments of Seller, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Seller is a party or by which Seller, any of its properties or the Properties may be bound, (c) result in the creation or imposition of any lien or other encumbrance upon the properties of Seller or the Properties, or (d) violate any Applicable Law binding upon Seller.

      Section 4.5.  Approvals.  Other than requirements (if any) that there be
                    ---------
obtained consents to assignment (or waivers of preferential rights to purchase) from third parties, and except for approvals required to be obtained from governmental entities who are lessors under leases forming a part of the Oil and Gas Properties (or who administer such leases on behalf of such lessors) which are customarily obtained post-closing, no consent, approval, authorization. license, order or permit of, or declaration, filing, or registration with, any Governmental Entity or any other Person or entity is required to be obtained or made by Seller in connection with the execution, delivery, or performance by Seller of this Agreement or any Ancillary Document and the consummation of the transactions contemplated hereby and thereby.

      Section 4.6.  Pending Litigation.  There are no Proceedings pending, or to
                    ------------------
the best knowledge of Seller, threatened, which affect the Properties (including any actions challenging or pertaining to Seller's title to any of the Properties), or affecting the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. None of Seller or any of the Properties is subject to any judgment, order, writ, injunction, or decree of any Governmental Entity.

      Section 4.7.  Basic Documents.  The oil, gas and/or mineral leases,
                    ---------------
interests in which comprise parts of the Oil and Gas Properties, and all other material contracts and agreements, licenses, permits and easements, rights-of-way and other rights-of-surface use comprising any part of or otherwise relating to the Properties (such leases and such material contracts, agreements, licenses, permits, easements, rights-of-way and other rights-of-surface use, including any amendments or modifications, being herein called the "Basic Documents"), are in full force and effect and constitute valid and binding obligations of the parties thereto and are enforceable in accordance with their respective terms. All Basic Documents are disclosed on Exhibit II in connection
                                                       ----------
with the descriptions of the Oil and Gas Properties to which they relate or otherwise in the Seller Disclosure Schedule. Seller is not in breach or default (and no situation exists which with the passing of time or giving of notice would create a breach or default) of its obligations under the Basic Documents or any regulations incorporated in or governing same, and (to the best of Seller's knowledge) no breach or default by any third party (or situation which with the passage of time or giving of notice would create a breach or default) exists, to the extent such breach or default (whether by Seller or such a third party) could materially adversely affect the ownership, operation, value or use of any Oil and Gas Property of Buyer after the Effective Date. All payments (including all delay rentals, royalties, shut-in royalties and valid calls for payment or prepayment under operating agreements) owing under Basic Documents have been and are being made (timely, and before the same became delinquent) by Seller in all material respects (and, where the non-payment of same by a third party could materially adversely affect the ownership, operation, value or use of an Oil and Gas Property after the Effective Date, have been and are being made, to the best knowledge of Seller, by such third parties). For the purposes of the representations contained in this Section (and without limitation of such representations), the non-payment of an amount, or non-performance of an obligation, where such non-payment, or non-performance, could result in the forfeiture or termination of rights of Seller (or Buyer after Closing) under a Basic Document, shall be considered material. Seller is not a party to any confidentiality agreements relating to the Properties. Seller has rights in the Data and has the power and authority to transfer the Data to Buyer pursuant to this Agreement. After Closing, Buyer shall have the power and authority to use the Data in accordance with the terms of the Basic Documents in connection with the exploration and development of the properties for oil and gas.

      Section 4.8.  Commitments, Abandonments or Proposals.  Except as set forth
                    --------------------------------------
on Seller's Disclosure Schedule 4.8: (a) Seller has incurred no expenses, and has made no commitments to make expenditures (including Seller has not entered into any agreements that would obligate Seller to make expenditures), in connection with (and no other obligations or liabilities have been incurred which would adversely affect) the ownership or operation of the Properties after the Effective Date, other than routine expenses incurred in the normal operation of existing wells on the Oil and Gas Properties; (b) Seller has not abandoned, and has not entered into any agreements or arrangements to abandon, any wells (or removed any material items of equipment, except those replaced by items of equal suitability and value) on the Oil and Gas Properties since the Effective Date; and (c) no proposals are currently outstanding (whether made by Seller or by any other party) to drill additional wells, or to deepen, plug back, or rework existing wells, or to conduct other operations for which consent is required under the applicable operating agreement, or to conduct any other operations other than normal operation of existing wells on the Oil and Gas Properties, or to abandon any wells, on the Oil and Gas Properties. There are no operations involving any of the Properties with respect to which Seller has become a non-consenting party.

      Section 4.9.  Production Sales Contracts.  There exist no agreements or
                    --------------------------
arrangements for the sale of production from the Oil and Gas Properties (including without limitation, calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than
(a) production sales contracts (in this Section, the "Scheduled Production Sales Contracts") disclosed in Section 4.9 of the Seller Disclosure Schedule or (b) agreements or arrangements which are cancelable on 60 days notice or less without penalty or detriment. Seller is presently receiving a price for all production from (or attributable to) each Oil and Gas Property covered by a Scheduled Production Sales Contract as computed in accordance with the terms of such contract, and is not having deliveries of gas from any Oil and Gas Property subject to a Scheduled Production Sale Contract curtailed substantially below such property's delivery capacity. There are no prepayments, advance payments, take-or-pay payments or similar payments affecting the Properties.

      Section 4.10. Plugging and Abandonment.   There are no dry holes, or shut
                    ------------------------
in or otherwise inactive wells, located on the Oil and Gas Properties or on lands pooled or unitized therewith (including any wells which would, if located in Texas, require compliance with Railroad Commission Rule 14(b)(2)), except for wells that have been properly plugged and abandoned, and except for wells drilled to depths not included within the Oil and Gas Properties or within units in which the Oil and Gas Properties participate which have never been completed in such depths.

      Section 4.11. Licenses and Permits.  Seller has all Permits necessary or
                    --------------------
appropriate to own and operate the Properties as presently being owned and operated, and such Permits are in full force and effect (and are transferrable to Buyer or are subject to being routinely replaced by a license or permit issued to Buyer as a successor owner of the Properties), and Seller has not received written notice of any violations in respect of any such Permits.

      Section 4.12. Area of Mutual Interest and Other Agreements; Tax
                    -------------------------------------------------
Partnerships.  No Oil and Gas Property is subject to (or has related to it) any
------------
area of mutual interest agreements. No Oil and Gas Property is subject to (or has related to it) any farm-out or farm-in agreement under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Effective Date. No Oil and Gas Property is subject to (or has related to it) any tax partnership.

      Section 4.13. Payment of Expenses.  All expenses (including all bills for
                    -------------------
labor, materials and supplies used or furnished for use in connection with the Properties, and all severance, production, ad valorem, windfall profit and other similar taxes) and liabilities relating to the ownership or operation of the Properties, have been, and are being, paid (timely, and before the same become delinquent) by Seller.

      Section 4.14. Compliance with Laws.  The ownership and operation of
                    --------------------
Properties, to the extent that non-conformance could adversely affect the ownership, operation, value or use thereof after the Effective Date (or otherwise affect Buyer), has been in conformity, in all material respects, with all Applicable Laws, except for such non-compliance which would not have a Material Adverse Effect. Without limitation of the foregoing, all oil and gas wells comprising a part of the Properties have been drilled and completed within the boundaries of the applicable leases or within limits otherwise permitted by a valid and enforceable pooling, unit, or other agreement or contract or by applicable law, and no well comprising a part of the Properties is or was subject to any penalty on allowables after the Effective Date because of any over-production (or any other judgments, orders or decrees of any court or governmental authority or agency) which would (or did) prevent such well from being entitled to its full legal and regular allowable (as prescribed by any court or governmental body or agency) from and after the Effective Date.

      Section 4.15. Operated Properties.  Seller has listed in Section 4.15 of
                    -------------------
the Seller Disclosure Schedule all of the Oil and Gas Properties (in this Section, the "Operated Properties") where Seller or an Affiliate thereof serves as operator, for itself and such other parties (in this Section, "non-operators"). All bills to non-operators for reimbursement of operating expenses incurred with respect to the Operated Properties are being rendered, and (except for amounts totaling less than $25,000) paid, on a current basis; Seller has made no advance billings to non-operators for estimated costs which have not heretofore been reconciled to actual costs with full credit having been given for funds advanced (and Seller, therefore, holds no funds advanced by a non-operator as pre-payment of estimated future costs). Seller has listed in
Section 4.15 of the Seller Disclosure Schedule all wells with respect to which it is disbursing proceeds of production to third parties owning interests in the production from such wells (in this Section, the "Disbursement Properties").
All of such proceeds of production being so accounted for (except proceeds, aggregating less than $25,000, attributable to interests being held in suspense in accordance with prudent industry practice) have been, and are being, accounted for under appropriate division orders, transfer orders or similar documents signed by, or otherwise clearly binding on, the parties receiving such proceeds and reflecting, as to each party, the decimal interest such party is being paid upon; to the best of Seller's knowledge, Seller has been correctly accounting to such third parties for such proceeds of production.

      Section 4.16. Physical Condition of Facilities.  The surface physical
                    --------------------------------
facilities on the Properties have been maintained in accordance with normal industry maintenance practices and are in a state of repair (normal wear and tear excepted) that Seller believes to be adequate for the normal use of such facilities in the ordinary conduct of the business of Seller. Without limiting the foregoing, but subject to ordinary wear and tear, such facilities are not in need of maintenance or improvements except for maintenance and improvements in the ordinary course in accordance with normal industry practice.

      Section 4.17. Environmental Matters.  (i) Seller is in material compliance
                    ---------------------
with all applicable federal, state, local and foreign laws, regulations, rules, orders, decrees, treaties, judicial decisions, judgments, injunctions, permits and governmental restrictions relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) (collectively "Environmental Laws"), except for such non-compliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, to the best knowledge of Seller, there are no circumstances that are reasonably likely to materially prevent or interfere with such compliance in the next three years, and (ii) neither Seller nor any of its Subsidiaries has received written notice of or, to the best knowledge of Seller, is the subject of, any actions, causes of action, claims, investigations, demands, notices, requests for information, complaints, suits or proceedings by any Person alleging liability under or non-compliance with any Environmental Law that are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Buyer acknowledges that this
Section 4.17 is the exclusive representation and warranty made by Seller in this Agreement with respect to applicable Environmental Laws and no other representation and warranty in this Agreement shall be deemed to cover such matters.

      Section 4.18. Production Data.  Seller has provided to representatives of
                    ---------------
Buyer aggregate production data on the Properties and data on lease operating expenses incurred on the Properties. To the best knowledge of Seller, all of such data is accurate and complete in all material respects as of the date provided.

      Section 4.19. Ordinary Course Operations.  Except as set forth on Seller's
                    --------------------------
Disclosure Schedule 4.8, since January 1, 2000, Seller has not operated or in any manner dealt with, incurred obligations with respect to, or undertaken any transactions relating to, the Properties other than in the ordinary course of business consistent with past practice and none of the Properties has suffered any material destruction, damage, or loss (except depreciation of equipment through ordinary wear and tear) or been subjected by Seller to any mortgage, lien, encumbrance, claim, or security interest that has not previously been disclosed to representatives of Buyer or that would constitute a Material Adverse Effect.

      Section 4.20. Sale of Production.  Except as described in Section 4.20 of
                    ------------------
the Seller Disclosure Schedule, there is no well on the Properties with respect to which Seller and its predecessors in title to the Properties have collectively taken more (referred to herein as "overproduced") or less (referred to herein as "underproduced") production from such well than the ownership of Seller and such predecessors would entitle Seller and such predecessors (absent any gas balancing agreement or arrangement) to receive. The overproduced and underproduced positions disclosed on Section 4.20 of the Seller Disclosure Schedule are, in each case, materially accurate as of the dates shown on such schedule.

      Section 4.21. [Intentionally Omitted].
                    -----------------------

      Section 4.22. Brokerage Fees.  Neither Seller nor any of its affiliates
                    --------------
has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby, which action would subject Buyer or any of its affiliates to any liability. Seller shall indemnify and hold harmless Buyer from and against any and all losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby asserted by any Person on the basis of any act or statement made or alleged to have been made by Seller or any of its affiliates.

      Section 4.24. Bankruptcy.  There are no bankruptcy, reorganization or
                    ----------
arrangement proceedings pending, being contemplated by, or to the knowledge of Seller, threatened against Seller.

      Section 4.25. Full Disclosure.  No representation or warranty made by
                    ---------------
Seller in this Agreement, and no statement of Seller contained in any document, certificate or other writing furnished or to be furnished by Seller or its representatives to Buyer pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any material fact (other than industry-wide risks normally associated with the type of business conducted by Seller) necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. There is no fact known to Seller (other than industry-wide risks normally associated with the type of business conducted by Seller) that has not been disclosed to Buyer in writing which Seller reasonably anticipates would result in a Material Adverse Effect.

      Section 4.26. Disclaimer of Warranties.  Other than those expressly set
                    ------------------------
out in this Article IV, Seller hereby expressly disclaims any and all representations or warranties with respect to the Properties or the transaction contemplated hereby, and Buyer agrees that the Properties are being sold by Seller "where is" and "as is". Specifically as a part of (but not in limitation of) the foregoing, Buyer acknowledges that Seller has not made, and Seller hereby expressly disclaims, any representation or warranty (express, implied, under common law, by statute or otherwise) as to (a) the condition of the Properties (INCLUDING WITHOUT LIMITATION, SELLER DISCLAIMS ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS), (b) the status of title to the Properties or (c) as the extent of oil, gas or other mineral reserves, the recoverability of or the cost of recovering any such reserves, the value of such reserves, prices (or anticipated prices) at which production will be sold and the ability to sell oil or gas production from the Properties.

                                   ARTICLE V

                     Representations and Warranties of Buyer
                    ----------------------------------------

      Section 5.1.  Organization and Existence.  Buyer is a  corporation duly
                    --------------------------
organized and validly existing under the laws of Delaware.

      Section 5.2.  Qualification.  Each of Buyer and the Subsidiaries is duly
                    -------------
qualified or licensed to do business and, with respect to non-U.K. entities, in good standing in each of the jurisdictions in which it owns, leases or operates property or in which such qualification or licensing is required for the conduct of its business.

     Section 5.3.  Charter and Bylaws.  Buyer has made available to Seller
                   ------------------
accurate and complete copies of Buyer's certificate of incorporation and bylaws ("Organic Documents") as currently in effect, and stock records of Buyer. Neither Buyer nor any Subsidiary is in violation of its Organic Documents or its partnership agreement or similar governing document, as the case may be.

     Section 5.4.  Capitalization of Buyer.  Subject to Schedule 5.4, the
                   -----------------------              ------------
authorized capital stock of Buyer, the number of shares outstanding and the number of shares held in Buyer's treasury are set forth on Schedule 5.4 hereto.
                                                           ------------
All outstanding shares of capital stock of Buyer have been validly issued and are fully paid and nonassessable, and no shares of capital stock of Buyer are subject to, nor have any been issued in violation of, preemptive or similar rights. Except as set forth on Schedule 5.4 hereto, there are (and as of the
                                ------------
Closing Date there will be) outstanding (i) no shares of capital stock or other voting securities of Buyer, (ii) no securities of Buyer convertible into or exchangeable for shares of capital stock or other voting securities of Buyer,
(iii) no options or other rights to acquire from Buyer, and no obligation of Buyer to issue or sell, any shares of capital stock or other voting securities of Buyer or any securities of Buyer convertible into or exchangeable for such capital stock or voting securities, and (iv) no equity equivalents, interests in the ownership or earnings or other similar rights of or with respect to Buyer. There are (and as of the Closing Date there will be) no outstanding obligations of Buyer or any Subsidiary to repurchase, redeem, or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests, or rights. Except as set forth on Schedule 5.4, Buyer is not a party to, and is
                                ------------
not aware of, any voting agreement, voting trust, or similar agreement or arrangement relating to any class or series of its capital stock.

     Section 5.5.  Authority Relative to This Agreement.  Subject to Charter
                   ------------------------------------
Amendment Approval as it pertains to Buyer's ability to permit the full conversion of the Preferred Shares into the Preferred Conversion Shares, Buyer has full power and authority to execute, deliver, and perform this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes, and each Ancillary Document executed or to be executed by Buyer has been, or when executed will be, duly executed and delivered by Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

     Section 5.6.  No Conflict.  Assuming all consents, approvals,
                   -----------
authorizations and other actions described in Section 5.7 have been obtained and all filings and notifications listed on Schedule 5.7 have been made and except
                                        ------------
as described on Schedule 5.6, the execution, delivery and performance of this
                ------------
Agreement by Buyer, the execution, delivery and performance by each Subsidiary of the Ancillary Documents to which it is a party, and the consummation by them of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with the Organic Documents of Buyer or any Subsidiary, subject to Charter Amendment Approval as it pertains to Buyer's ability to permit the full conversion of the Preferred Shares into Preferred Conversion Shares, (b) conflict with or result in any violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, or require any consent, approval, authorization or waiver of, or notice to, any party to, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Buyer or any Subsidiary is a party or by which Buyer or any Subsidiary or any of their respective properties may be bound or any Permit held by Buyer or any Subsidiary, (iii) result in the creation or imposition of any Lien upon the properties of Buyer or any Subsidiary (other than as provided in the Senior Credit Facility) or (iv) violate any Applicable Law binding upon Buyer or any Subsidiary.

     Section 5.7.  Consents and Approvals, Licenses, Etc.  Except as set forth
                   -------------------------------------
on Schedule 5.7, no consent, approval, authorization, license, order or permit
   ------------
of, or declaration, filing or registration with, or notification to, any Governmental Entity, or any other Person or entity, is required to be made or obtained by Buyer or any Subsidiary in connection with the execution, delivery and performance of this Agreement or any Ancillary Document and the consummation of the transactions contemplated hereby and thereby.

     Section 5.8.  Subsidiaries.
                   ------------

          (a) Buyer does not own, directly or indirectly, any capital stock or equity securities of any corporation or have any direct or indirect equity or ownership interest in any other Person, other than the Subsidiaries. Schedule
                                                                      --------
5.8 lists each Subsidiary, the jurisdiction of incorporation or formation of
---
each Subsidiary and the authorized (in the case of capital stock) and outstanding capital stock or other equity interests of each Subsidiary. Each U.K. Subsidiary is duly formed and validly existing under the laws of the jurisdiction of its formation, and each other Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary has all requisite corporate or other, as applicable, power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve any Subsidiary are pending.

          (b)  Except as otherwise indicated on Schedule 5.8, all the
                                                ------------
outstanding capital stock or other equity interests of each Subsidiary are owned directly or indirectly by Buyer, free and clear of all Liens. All outstanding shares of capital stock of each corporate Subsidiary have been validly issued and are fully paid and nonassessable. All equity interests of each other Subsidiary have been validly issued and are fully paid (to the extent required at such time). No shares of capital stock or other equity interests of any Subsidiary are subject to, nor have any been issued in violation of, preemptive or similar rights.

          (c)  Except as set forth on Schedule 5.8, there are (and as of the
                                      ------------
Closing Date there will be) outstanding (i) no shares of capital stock or other voting securities of any Subsidiary, (ii) no securities of Buyer or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of any Subsidiary, (iii) no options or other rights to acquire from Buyer or any Subsidiary, and no obligation of Buyer or any Subsidiary to issue or sell, any shares of capital stock or other voting securities of any Subsidiary or any securities convertible into or exchangeable for such capital stock or voting securities and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to any Subsidiary. There are (and as of the Closing Date there will be) no outstanding obligations of Buyer or any Subsidiary to repurchase, redeem or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests or rights.

     Section 5.9.  Preferred Shares; Conversion Shares.
                   -----------------------------------

     (a) The Preferred Shares, when issued under the terms of this Agreement, will be duly authorized, validly issued and fully paid and nonassessable. Subject to Charter Amendment Approval as it pertains to Buyer's ability to permit the full conversion of the Preferred Shares into the Preferred Conversion Shares, the Preferred Conversion Shares, when issued against payment of the conversion price for such shares, will be duly authorized, validly issued and fully paid and nonassessable.

     (b) Subject to Charter Amendment Approval as it pertains to Buyer's ability to permit the full conversion of the Preferred Shares into the Preferred Conversion Shares, sufficient shares of authorized but unissued Common Stock of Buyer will have been reserved by appropriate action in connection with the Preferred Conversion Shares.

     (c) Neither the issuance of the Preferred Shares, nor the issuance of shares of Common Stock upon the conversion of the Preferred Shares, is subject to any unwaived preemptive or other similar statutory or contractual rights or will conflict with any provision of any agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound.

     Section 5.10.  Financial Statements.  Buyer has delivered to Seller
                    --------------------
accurate and complete copies of (i) Alliance PLC's audited consolidated balance sheet as of April 30, 1999, and the related audited consolidated statements of income, stockholders' equity and cash flows for the year then ended, and the notes and schedules thereto, together with the unqualified report thereon of KPMG Audit Plc, independent public accountants (the "Audited Financial Statements") and (ii) Buyer's unaudited consolidated balance sheet as of January 31, 2000 (the "Latest Balance Sheet"), and the related unaudited consolidated statements of income, stockholders' equity, and cash flows for the three-month period then ended (the "Unaudited Financial Statements"), certified by Buyer's chief financial officer (collectively, the "Financial Statements"). The Financial Statements (i) represent actual bona fide transactions, (ii) have been prepared from the books and records of Alliance PLC and Buyer and their respective consolidated Subsidiaries in conformity with U.S. GAAP accounting principles applied on a basis consistent with preceding years throughout the periods involved and (iii) fairly present Alliance PLC's and Buyer's (as applicable) consolidated financial position as of the respective dates thereof and Alliance PLC's and Buyer's (as applicable) consolidated results of operations and cash flows for the periods then ended. The statements of income included in the Financial Statements do not contain any items of special or nonrecurring income except as identified in the notes thereto, and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, nor have there been any transactions since the date of the Latest Balance Sheet giving rise to special or nonrecurring income or any such write-up or revaluation.

     Section 5.11.  Securities Filings.  Buyer and its Subsidiaries have filed
                    ------------------
with the Securities and Exchange Commission, the London Stock Exchange and the Registrar of Companies all forms, reports, schedules, statements and other documents required to be filed by them since May 1, 1997 under the Companies Act and the Listing Rules and since April 30, 1997 under the Securities Act, the Exchange Act and all other federal securities laws. All final forms, reports, schedules, statements and other documents (including all amendments thereto) filed by Buyer and its Subsidiaries with the Securities and Exchange Commission and the London Stock Exchange since such date are herein collectively referred to as the "SEC Filings". Buyer has delivered or made available to Seller accurate and complete copies of all the SEC Filings in the form filed by Buyer and its Subsidiaries with the Securities and Exchange Commission and the London Stock Exchange. The SEC Filings, at the time filed, complied in all material respects with all applicable requirements of federal securities laws. None of the SEC Filings, including any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All material contracts of Buyer and the Subsidiaries have been included in the SEC Filings, except for those contracts not required to be filed pursuant to the rules and regulations of the Securities and Exchange Commission and the London Stock Exchange. Buyer shall deliver to Seller as soon as they become available accurate and complete copies of all forms, reports, and other documents furnished by it to its shareholders generally or filed by it with the Securities and Exchange Commission and the London Stock Exchange subsequent to the date hereof and prior to the Closing Date.

     Section 5.12.  Absence of Undisclosed Liabilities.  Neither Buyer nor any
                    ----------------------------------
Subsidiary has any liability or obligation (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to Buyer or any Subsidiary, and whether due or to become due), except (i) liabilities reflected on the Latest Balance Sheet, (ii) liabilities which have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material liability for breach of contract, breach of warranty, tort, or infringement), (iii) liabilities arising under executory contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract) and (iv) liabilities specifically set forth on Schedule
                                                                   --------
5.12.
----

     Section 5.13.  Absence of Certain Changes.  Except as disclosed on Schedule
                    --------------------------                          --------
5.13, since the date of the Latest Balance Sheet, (i) there has not been any
----
material adverse change in, or any event or condition that might reasonably be expected to result in a material adverse change in, the business assets, results of operations, condition (financial or otherwise) or prospects of Buyer and the Subsidiaries considered as a whole; (ii) the businesses of Buyer and the Subsidiaries have been conducted only in the ordinary course consistent with past practice; (iii) neither Buyer nor any

Subsidiary has incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice; (iv) neither Buyer nor any Subsidiary has suffered any material loss, damage, destruction, or other casualty to any of its assets (whether or not covered by insurance); and (v) neither Buyer nor any Subsidiary has taken any of the actions set forth in Section 6.2 except as permitted thereunder.

     Section 5.14.  Tax Matters.  Except as disclosed on Schedule 5.14:
                    -----------                          -------------

          (a) Buyer and each Subsidiary has filed, or has had filed on its behalf, in a timely manner (within any applicable extension periods) with the appropriate taxing authority all Tax Returns with respect to Taxes of Buyer and of each of the Subsidiaries, all of which Tax Returns are true, correct and complete in all material respects;

          (b) All Taxes due and payable (whether or not reflected in Tax Returns as filed) with respect to all taxable periods of Buyer and the Subsidiaries have been paid in full or adequate reserves have been provided for on the Financial Statements;

          (c) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to Buyer or any of the Subsidiaries;

          (d) None of the Tax Returns of or with respect to Buyer or any of the Subsidiaries is currently being audited or examined by any taxing authority;

          (e) No material deficiency for any Taxes has been assessed with respect Buyer or to any of the Subsidiaries that has not either (i) been abated or (ii) paid in full or for which adequate reserves have been provided;

          (f)  No Tax litigation is currently pending;

          (g) No waiver or extension of any statute of limitations to any federal, state, local or foreign Tax matter has been given by or requested from Buyer or any Subsidiary; and

          (h)  Neither Buyer nor any Subsidiary has filed a consent under
Section 341(f) of the Code.

          (i) Buyer and the Subsidiaries have complied with all Applicable Laws relating to the withholding of Taxes and the payment thereof (including withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under foreign laws), and has timely and properly withheld from the appropriate party and paid over to the proper Governmental Entity all amounts required to be withheld and be paid over under Applicable Law.

          (j) Neither Buyer nor any Subsidiary is required to include in income any adjustment under Section 481(a) of the Code by reason of a change in accounting method, and neither

Buyer nor any Subsidiary, nor the Internal Revenue Service, has proposed any such adjustment or change in accounting method. Buyer and the Subsidiaries do not have pending any private letter ruling with the IRS.

          (k) Other than as a result of this transaction, none of Buyer's or any Subsidiary's tax attributes is subject to the limitations of Section 382, 383 or 384 of the Code or Temporary Treasury Regulation Sections 1.1502-15T or 1.1502-21T(c).

          (l) There are no liens for Taxes upon any assets of Buyer or any Subsidiary, except liens for Taxes not yet due and payable.

          (m) The tax basis of each of the assets of Buyer and the Subsidiaries as set forth on the books, accounts and records of Buyer and the Subsidiaries is true, correct and complete in all material respects.

     Section 5.15.  Environmental and Other Laws.  Except as disclosed on
                    ----------------------------
Schedule 5.15 or in the SEC Filings filed prior to the date hereof, (a) Buyer
-------------
and the Subsidiaries are conducting their businesses in compliance in all material respects with all Applicable Laws, including all Environmental Laws, and are in material compliance with all licenses and permits required under any such laws; (b) to the best of Buyer's knowledge, none of the operations or properties of Buyer or any Subsidiary is the subject of foreign, federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) neither Buyer nor any Subsidiary has filed any notice under any Applicable Law indicating that it is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of Buyer or any Subsidiary; (d) neither Buyer nor any Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or foreign jurisdiction list or (ii) the subject of foreign, federal, state or local enforcement actions or other investigations which may lead to material claims against Buyer or any Subsidiary for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) to the best of Buyer's knowledge, neither Buyer or any Subsidiary has any material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

     Section 5.16.  Legal Proceedings.  Except as disclosed on Schedule 5.16,
                    -----------------                          -------------
there are no Proceedings pending or, to the best knowledge of Buyer, threatened against or involving Buyer or any Subsidiary (or any of their respective directors or officers in connection with the business or affairs of Buyer or any Subsidiary) or any properties or rights of Buyer or any Subsidiary which, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect. Neither Buyer nor any Subsidiary is subject to any judgment, order, writ, injunction, or decree of any Governmental Entity which has had or is reasonably likely to have a Material Adverse Effect. There are no Proceedings pending or, to the best knowledge of Buyer, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with, or questioning the legality or validity of, this Agreement or any Ancillary Document or the transactions contemplated hereby or thereby.

     Section 5.17.  Title to Properties; Permits; Licenses; Condition of Assets.
                    -----------------------------------------------------------

          (a) Each of Buyer and the Subsidiaries has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all material impediments to the use of such properties and assets in the businesses of Buyer and the Subsidiaries.

          (b) Each of Buyer and the Subsidiaries holds all material Permits necessary or required for the conduct of its business. Each of such Permits is in full force and effect, Buyer and the Subsidiaries are in compliance with all of its material obligations with respect thereto, and, to the best knowledge of Buyer, no event has occurred which allows, or with or without the giving of notice or the passage of time or both would allow, the revocation or termination of any thereof. No notice has been issued by any Governmental Entity and no proceeding is pending or, to the best knowledge of Buyer, threatened with respect to any alleged failure by Buyer or any Subsidiary to have any material Permit.

          (c) Buyer and the Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out their businesses as presently conducted and as presently proposed to be conducted hereafter, and neither Buyer nor any Subsidiary is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

          (d) The equipment and other tangible assets of Buyer and the Subsidiaries are in good operating condition (except for reasonable wear and tear), and have been reasonably maintained.

     Section 5.18.  ERISA.
                    -----

          (a)  Set forth on Schedule 5.18 is a list identifying each "employee
                            -------------
benefit plan", as defined in Section 3(3) of ERISA, (i) which is subject to any provision of ERISA, (ii) which is maintained, administered, or contributed to by Buyer or any affiliate of Buyer, and (iii) which covers any employee or former employee of Buyer or any affiliate of Buyer or under which Buyer or any affiliate of Buyer has any liability. Buyer has delivered or made available to Seller accurate and complete copies of such plans (and, if applicable, the related trust agreements) and all amendments thereto and written interpretations thereof, together with (i) the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (ii) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to in this Section as the "Employee Plans". For purposes of this Section only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code. The only Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA are identified as such on Schedule 5.18.
                                                              -------------

          (b)  Except as otherwise identified on Schedule 5.18, (i) no Employee
                                                 -------------
Plan constitutes a "multiemployer plan", as defined in Section 3(37) of ERISA (for purposes of this Section, a "Multiemployer Plan"), (ii) no Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code, (iii) no Employee Plan is subject to Title IV of ERISA or to the minimum funding standards of ERISA and the Code, and (iv) during the past five years, neither Buyer nor any of its affiliates have made or been required to make contributions to any Multiemployer Plan. There are no accumulated funding deficiencies as defined in Section 412 of the Code (whether or not waived) with respect to any Employee Plan. The fair market value of the assets held with respect to each Employee Plan which is an employee pension benefit plan, as defined in Section 3(2) of ERISA, exceeds the actuarially determined present value of all benefit liabilities accrued under such Employee Plan (whether or not vested) determined using reasonable actuarial assumptions. Neither Buyer nor any affiliate of Buyer has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. Buyer and all of the affiliates of Buyer have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed might result in the imposition of a lien against any of the assets of Buyer or any Subsidiary. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make Buyer or any Subsidiary or any director or officer of Buyer or any Subsidiary subject to any liability under Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code that could have a Material Adverse Effect. There are no threatened or pending claims by or on behalf of the Employee Plans, or by any participant therein, alleging a breach or breaches of fiduciary duties or violations of Applicable Laws which could result in liability on the part of Buyer, its officers or directors, or such Employee Plans, under ERISA or any other Applicable Law and there is no basis for any such claim.

          (c)  Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified since the date of its adoption, and each trust forming a part thereof is exempt from Tax pursuant to Section 501(a) of the Code. Set forth on Schedule 5.18 is a list of
                                                     -------------
the most recent IRS determination letters with respect to any such Plans, accurate and complete copies of which letters have been delivered or made available to Buyer. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by all Applicable Laws, including but not limited to ERISA and the Code, which are applicable to such Employee Plans.

          (d)  Set forth on Schedule 5.18 is a list of each employment,
                            -------------
severance, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained, or contributed to, as the case may be, by Buyer or any affiliate of Buyer, and (iii) covers any employee or former employee of Buyer or any affiliate of Buyer or under which Buyer or any affiliate of Buyer has any liability. Such contracts, plans, and arrangements as are described in the preceding sentence are referred to for purposes of this Section as the "Benefit Arrangements". Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by Applicable Laws.

          (e) Neither Buyer nor any affiliate of Buyer has performed any act or failed to perform any act, and there is no contract, agreement, plan, or arrangement covering any employee or former employee of Buyer or any affiliate of Buyer, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 162(a)(1) or 280G of the Code, or could give rise to any penalty or excise Tax pursuant to Section 4980B or 4999 of the Code.

     Section 5.19.  Agreements.
                    ----------

          (a)  Set forth on Schedule 5.19 is a list of all the following
                            -------------
agreements, arrangements, and understandings (written or oral, formal or informal) (collectively, for purposes of this Section, "agreements") to which Buyer or any Subsidiary is a party or by which Buyer or any Subsidiary or any of their respective properties is otherwise bound:

               (i) collective bargaining agreements and similar agreements with employees as a group;

               (ii) agreements with any current or former shareholder, director, officer, employee, consultant or advisor or any affiliate of any such Person;

               (iii) agreements between or among Buyer and any of the Subsidiaries;

               (iv) exclusive of those relating to the Senior Credit Facility, indentures, mortgages, security agreements, notes, loan or credit agreements, or other agreements relating to the borrowing of money by Buyer or any Subsidiary or to the direct or indirect guarantee or assumption by Buyer or any Subsidiary of any obligation of others, including any agreement that has the economic effect although not the legal form of any of the foregoing;

               (v) agreements relating to the acquisition or disposition of assets, other than those entered into in the ordinary course of business consistent with past practice;

               (vi) agreements relating to the acquisition or disposition of any interest in any business enterprise;

               (vii) exclusive of oil, gas and mineral leases, agreements with respect to the lease of real or personal property;

               (viii) exclusive of oil and gas operating or similar agreements, agreements concerning the management or operation of any real property;

               (ix) partnership, joint venture, and profit sharing agreements;

               (x)     agreements with any Governmental Entity;

               (xi) agreements relating to the release or disposal of Hazardous Material;

               (xii) agreements containing any covenant limiting the freedom of Buyer or any Subsidiary to engage in any line of business or compete with any other Person in any geographic area or during any period of time, other than those that would not have a Material Adverse Effect;

               (xiii)  agreements not made in the ordinary course of business;
     and

               (xiv) other agreements, whether or not made in the ordinary course of business, that are material to the business, assets, results of operations, condition (financial or otherwise), or prospects of Buyer and the Subsidiaries considered as a whole.

          (b) Buyer has delivered or made available to Seller accurate and complete copies of the agreements listed in Schedule 5.19. Each of such
                                            -------------
agreements is a valid and binding agreement of Buyer and the Subsidiaries (to the extent each is a party thereto) and (to the best knowledge of Buyer) the other party or parties thereto, enforceable against Buyer and the Subsidiaries (to the extent each is a party thereto) and (to the best knowledge of Buyer) such other party or parties in accordance with its terms. Neither Buyer nor any Subsidiary is in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by Buyer or any Subsidiary under, any of such agreements, and neither Buyer nor any Subsidiary has received any notice from, or given any notice to, any other party indicating that Buyer or any Subsidiary is in breach of or in default under any of such agreements. To the best knowledge of Buyer, no other party to any of such agreements is in breach of or in default under such agreements, nor has any assertion been made by Buyer or any Subsidiary of any such breach or default.

          (c) Neither Buyer nor any Subsidiary has received notice of any plan or intention of any other party to any agreement to exercise any right of offset with respect to, or any right to cancel or terminate, any agreement, and neither Buyer nor any Subsidiary knows of any fact or circumstance that would justify the exercise by any such other party of such a right other than the automatic termination of such agreement in accordance with its terms. Neither Buyer nor any Subsidiary currently contemplates, or has reason to believe any other Person currently contemplates, any amendment or change to any agreement, which amendment or change could have a Material Adverse Effect.

          (d)  Without limiting the generality of the other provisions in this
Section 5.19, the Key Employment Agreements are in full force and effect, and each of John Keenan and Paul Fenemore is currently employed by Buyer pursuant to a renewal term under such agreements.

     Section 5.20.  Labor Disputes and Acts of God.  Neither the business nor
                    ------------------------------
the properties of Buyer nor any Subsidiary has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which, individually or in the aggregate, could cause a Material Adverse Effect.

     Section 5.21.  Insurance.  Buyer and each Subsidiary carries insurance
                    ---------
covering its properties and business adequate and customary for the type and scope of its properties and business.

     Section 5.22.  Offering of Securities.  All securities which have been
                    ----------------------
offered or sold by Buyer and it Subsidiaries have been registered pursuant to the Securities Act and applicable foreign and state securities laws or were offered and sold pursuant to valid exemptions therefrom.

     Section 5.23.  Government Regulation.  Buyer  is not subject to regulation
                    ---------------------
under the Public Utility Holding Company Act of 1935. Buyer is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment advisor" within the meaning of the Investment Advisers Act of 1940, as amended.

     Section 5.24.  Brokerage Fees.  Neither Buyer nor any of its affiliates has
                    --------------
retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby, which action would subject Seller or any of its affiliates to any liability. Buyer shall indemnify and hold harmless Seller from and against any and all losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby asserted by any Person on the basis of any act or statement made or alleged to have been made by Buyer or any of its affiliates.

     Section 5.25.  Bankruptcy.  There are no bankruptcy, reorganization or
                    ----------
arrangement proceedings pending, being contemplated by, or to the knowledge of Seller, threatened against Seller.

     Section 5.26.  Nature of Company Assets.  The assets of the Buyer and its
                    ------------------------
Subsidiaries consist solely of (a) reserves of oil, rights to reserves of oil and associated exploration and production assets with a fair market value not exceeding $500,000,000 and (b) other assets with a fair market value not exceeding $15,000,000. For purposes of this Section 5.26, the term "associated exploration and production assets" shall have the meaning ascribed thereto in Section 802.3 of the Rules promulgated pursuant to the HSR Act.

     Section 5.27.  Full Disclosure.  No representation or warranty made by
                    ---------------
Buyer in this Agreement, and no statement of Buyer contained in any document, certificate or other writing furnished or to be furnished by Buyer or its representatives to Seller pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any material fact (other than industry-wide risks normally associated with the type of business conducted by Buyer) necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. There is no fact known to Buyer (other than industry-wide risks normally associated with the type of business conducted by Buyer) that has not been disclosed to Seller in writing which Buyer reasonably anticipates would result in a Material Adverse Effect.


                                   ARTICLE VI

             Certain Covenants of  Seller and Buyer Pending Closing
             ------------------------------------------------------

     Section 6.1.   Pre-Closing Covenants of Seller.
                    -------------------------------

          (a) From the date hereof until Closing, Seller will use its reasonable best efforts to give Buyer, and its attorneys and other representatives, access at all reasonable times to the Properties and to any contract files, lease or other title files, production files, well files and other files of Seller pertaining to the ownership and/or operation of the Properties, and Seller will use its reasonable best efforts to arrange for Buyer, and its attorneys and other representatives, to have access to any such files. Seller shall not be obligated to provide Buyer with access to any records or data which Seller cannot provide to Buyer without, in its opinion, breaching confidentiality agreements with other parties.

          (b) Seller will use its reasonable best efforts to (i) continue the routine operation of the Properties in the ordinary course of business and as would a prudent operator, (ii) operate the Properties in conformity (in all material respects) with all applicable laws, and all applicable rules, regulations and orders of all governmental agencies having jurisdiction, and in conformity with all oil, gas and/or mineral leases, and in conformity (in all material respects) with all Basic Documents other than such leases, and (iii) fulfill all obligations (including without limitation all obligations to make payments under leases or other Basic Documents) under such leases, and (in all material respects) under such other Basic Documents and (in all material respects) under such laws, rules, regulations and orders (without limitation of the foregoing, the failure to perform an obligation, when such failure could result in forfeiture or termination of rights of Seller under a Basic Document, shall be considered material).

          (c)  Seller will not, without Buyer's prior consent:

               (i) expend any funds, or make any commitments to expend funds (including entering into new agreements which would obligate Seller to expend funds), or otherwise incur any other obligations or liabilities, in connection with the ownership or operation of the Properties after the date hereof, other than routine expenses incurred in the normal operation of the existing wells on the Oil and Gas Properties;

               (ii) propose the drilling of any additional wells, or propose the deepening, plugging back or reworking of any existing wells, or propose the conducting of any other operations which require consent under the applicable operating agreement, or propose the conducting of any other operations other than the normal operation of the existing wells on the Oil and Gas Properties, or propose the abandonment of any wells on the Oil and Gas Properties (and Seller agrees that it will advise Buyer of any such proposals made by third parties and will respond to each such proposal made by a third party in the manner requested by Buyer);

               (iii) sell, transfer or abandon any portion of the Properties other than items of materials, supplies, machinery, equipment, improvements or other personal property or fixtures forming a part of the Properties (and then only if the same is replaced with an item of equal suitability and value free of liens and security interests, which replacement item will then, for the purposes of this Agreement, become part of the Properties); or

               (iv) release (or permit to terminate), or modify or reduce its rights under, any oil, gas and/or mineral lease forming a part of the Oil and Gas Properties, or any other Basic Document, or enter into any new agreements which would be Basic Documents, or modify any existing production sales contracts or enter into any new production sales contracts.

          (d) Seller will cause all expenses (including all bills for labor, materials and supplies used or furnished for use in connection with the Property and all severance, production, windfall profit and similar taxes) and liabilities relating to the ownership or operation of the Properties prior to the date of Closing to be promptly paid and discharged.

          (e) Seller will request, from the appropriate parties (and in accordance with the documents creating such rights and/or requirements), waivers of the preferential rights to purchase, or requirements that consent to assignment be obtained, which are identified in Section 6.1(e) of the Seller Disclosure Schedule. Seller shall have no obligation hereunder other than to so request such waivers (i.e., Seller shall have no obligation to assure that such waivers are obtained), and if all such waivers (or any other waivers of preferential rights to purchase or requirements that consent be obtained to assignment, even if the same are not listed in Section 6.1(e) of the Seller Disclosure Schedule) are not obtained, Buyer may treat any waiver which is not obtained as a matter which causes Seller's title to not be sufficient to meet the standards set forth in Article VII; provided, however, that if the unobtained waiver is a waiver of a preferential right to purchase, and if both Buyer and Seller agree to this treatment of such matter (and agree upon an appropriate allocation of the Purchase Price), Seller will tender (at the agreed allocated portion of the Purchase Price) the required interest in the Property affected by such unwaived preferential right to purchase to the holder, or holders, of such right who have elected not to waive such preferential right to purchase, and if, and to the extent that, such preferential right to purchase is exercised by such party or parties, such interest in such Property will be excluded from the transaction contemplated hereby and the Purchase Price will be reduced by the amount paid, or to be paid, by the party exercising such preferential right to purchase (and Seller shall collect such amount from such purchaser).

     Section 6.2.   Pre-Closing Covenants of Buyer.
                    ------------------------------

     (a) During the period from the date hereof to the Closing, Buyer covenants and agrees with Seller that Buyer and its Subsidiaries (i) shall each conduct its operations according to its ordinary course of business consistent with past practice and in compliance with Applicable Laws; (ii) shall each use its reasonable best efforts to preserve, maintain and protect its properties; and
(iii) shall each use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain existing relationships with suppliers, operators, customers and others having business relationships with it.

     (b) During the period from the date hereof to the Closing, neither Buyer nor any Subsidiary shall without the prior written consent of Seller:

               (i) amend its Organic Documents or other governing instruments;

               (ii) (A) issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock of any class or any other securities or equity equivalents, exclusive of any shares issued pursuant to options, warrants, commitments, subscriptions, rights to purchase or otherwise existing on the date hereof); or (B) amend in any respect any of the terms of any such securities outstanding as of the date hereof;

               (iii) (A) split, combine, or reclassify any shares of its capital stock; or (B) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation or dissolution of Buyer or any Subsidiary;

               (iv) except as provided in subsection (c) below, make any loans, advances, or capital contributions to, or investments in, any other Person (other than customary loans or advances to employees in amounts not material to the maker of such loan or advance);

               (v) (A) enter into, adopt, or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee; (B) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Buyer, increase in any manner the compensation or fringe benefits of any director, officer or employee; or
     (C) pay to any director, officer or employee any benefit not required by any employee benefit agreement, trust, plan, fund or other arrangement as in effect on the date hereof;

               (vi) make any capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $250,000;

               (vii) amend any Tax Return or make any Tax election or settle or compromise any federal, state, local, or foreign Tax liability material to Buyer and the Subsidiaries considered as a whole;

               (viii) pay, discharge, or satisfy any claims, liabilities, or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, and whether asserted or unasserted), other than the payment, discharge, or satisfaction in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in the Financial Statements or incurred since the date of the Latest Balance Sheet in the ordinary course of business consistent with past practice; provided, however, that in no event shall Buyer or any Subsidiary repay any long-term indebtedness except to the extent required by the terms thereof;

               (ix) take any action which would or might make any of the representations or warranties of Buyer contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Closing or would or might result in any of the conditions set forth in this Agreement not being satisfied; or

               (x) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section.

          (c) Notwithstanding anything in this Section 6.2 to the contrary, it is expressly agreed that the execution and delivery by Buyer of (i) the Other Acquisition Agreements, (ii) the Preferred Stock Purchase Agreement, (iii) the Senior Credit Facility and (iv) the Subordinated Debt Agreement, and the consummation of the respective transactions contemplated thereunder will not be deemed to be a breach by Buyer of any covenant and agreement contained in this
Section 6.2 or elsewhere herein.

          (d) Between the date hereof and the Closing, Buyer (i) shall give Seller and its authorized representatives reasonable access, during regular business hours, to all employees, all plants, offices, warehouses, and other facilities, and all books and records, including work papers and other materials prepared by Buyer's independent public accountants, of Buyer and the Subsidiaries, (ii) shall permit Seller and its authorized representatives to make such inspections as they may reasonably require and (iii) shall cause Buyer's officers and those of the Subsidiaries to furnish Seller and its authorized representatives with such financial and operating data and other information with respect to Buyer and the Subsidiaries as Seller may from time to time reasonably request; provided, however, that Buyer shall have the right to have a representative present at all times of any such inspections, interviews and examinations conducted at or on the offices or other facilities or properties of Buyer or its affiliates or representatives.

     Section 6.3.  Pre-Closing Covenants of Seller and Buyer.  Each party
                   -----------------------------------------
hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement.


                                  ARTICLE VII

            Due Diligence Examination With Respect to the Properties
           ---------------------------------------------------------

     Section 7.1.  Inspection and Assertion of Defects.
                   -----------------------------------

          (a) Buyer may, to the extent it deems appropriate, conduct, at its sole cost, such title examination or investigation as it may choose to conduct with respect to the Properties. Should, as a result of such examination and investigation, or otherwise, matters come to Buyer's attention which would constitute "Defects" (as below defined), and should there be one or more of such Defects which Buyer determines it is unwilling to waive and close the transaction contemplated hereby notwithstanding the fact that such Defects exist, Buyer shall notify Seller in writing of such Defects as soon as they are identified by Buyer, but in no event later than two business days prior to Closing. Such Defects of which Buyer so provides notice are herein called "Asserted Defects." All Defects with respect to which Buyer fails to so give Seller notice will be deemed waived for all purposes. In the event that Buyer notifies Seller of Asserted Defects, Seller shall have the right (but not the obligation) to attempt to cure, prior to Closing, such Asserted Defects to the reasonable satisfaction of Buyer (exclusive of a Defect in subsection (b)(iii) below.

          (b) The term "Defect" as used in this Section shall mean the following:

               (i) Seller's ownership of the Properties is such that, with respect to a well listed in Section 7.1(b)(i) of the Seller Disclosure Schedule, it (A) entitles Seller to receive a percentage share of the oil, gas and other hydrocarbons produced from, or allocated to, such well which is less than the percentage share set forth in Section 7.1(b)(i) of the Seller Disclosure Schedule in connection with such well in the column headed "NRI" or (B) causes Seller to be obligated to bear a percentage share of the cost of operation of such well greater than the percentage share set forth in Section 7.1(b)(i) of the Seller Disclosure Schedule in connection with such well in the column headed "WI" (unless the share of production from such well to which Seller is entitled is proportionately larger than the "NRI" shown for such well in Section 7.1(b)(i) of the Seller Disclosure Schedule); or

               (ii) Seller's ownership of an Oil and Gas Property is subject to a lien other than (A) a lien for taxes not yet delinquent, or (B) a mechanic's or materialmen's lien (or other similar lien), or a lien under an operating agreement or similar agreement, to the extent the same relates to expenses incurred which are not yet due; or

               (iii) Seller's ownership of an Oil and Gas Property is subject to a preferential right to purchase such property or a requirement that consent to assignment of such property be obtained, unless a waiver of such right has been obtained with respect to the transaction contemplated hereby or, in the case of a preferential right to purchase, an appropriate tender of the applicable interest has been made to the party holding such right and the period of time required for such party to exercise such right has expired without such party exercising such right; or

               (iv) Seller's ownership of an Oil and Gas Property is subject to an imperfection in title which, if asserted, would cause a Defect, as defined in clause (i) above, to exist, and such imperfection in title is not such as would normally be waived by persons engaged in the oil and gas business who are purchasing producing properties.

     Section 7.2.  Certain Price Adjustments.
                   -------------------------

          (a) In the event that, as a part of the due diligence review provided for in Section 7.1 above, Asserted Defects are presented to Seller and Seller is unable (or unwilling) to cure such Asserted Defects, or in the event that Buyer has elected to treat an Oil and Gas Property affected by a casualty loss as if it was an Oil and Gas Property affected by an Asserted Defect (as provided in
Section 7.4), then Buyer and Seller shall, with respect to each Oil and Gas Property affected by one or more Asserted Defects, attempt in good faith to agree upon an appropriate adjustment to the Purchase Price to account for such
Asserted Defects.   Notwithstanding the foregoing or anything herein to the
contrary, Seller may elect to specify as an appropriate adjustment to the Purchase Price for a Defect of the type specified in Section 7.1(b)(ii), the
                                                     ------------------
amount required to discharge such lien.

          (b) Should Seller determine (or should Buyer, in the course of its due diligence review contemplated by Section 7.1, determine) that the ownership of the Properties by Seller entitles Seller to a share of the production from a well listed in Section 7.1(b)(i) of the Seller Disclosure Schedule greater than the share shown for such well under the column headed "NRI" on Schedule 7.1(b)(i) of the Seller Disclosure Schedule, then Seller may propose an upward adjustment to the Base Purchase Price to account for such fact, in which case such adjustment shall be handled in a similar manner as provided above with respect to adjustments for Asserted Defects; provided that the party making such determination shall notify the other party no later than ten business days prior to the Closing.

          (c) If the Net Title Adjustments (as defined below) do not exceed $100,000, then the Base Purchase Price shall not be adjusted. If the Net Title Adjustments do exceed $100,000, the Base Purchase Price shall be adjusted as provided in subsection (d) or subsection (e) below by the amount by which the Net Title Adjustments exceed $100,000. As used in this subsection (c), the term "Net Title Adjustments" means the net amount of the adjustments to the Base Purchase Price resulting from the procedures provided for above or Section 7.5 and attributable to any of the Defects referenced in subsections (i) through (iv) of Section 7.1(b).

          (d) Any reduction to the Base Purchase Price under subsection (c) shall be effected by a decrease in the number of Preferred Shares equal to A minus B, where "A" equals the number of shares of Buyer's Series A Convertible Preferred Stock specified in Article III, where "B" equals C divided by D, where "C" equals the Net Title Adjustments minus $100,000, and where "D" equals $50.00.

          (e) Any increase in the Base Purchase Price under subsection (c) shall be effected by an increase in the number of Preferred Shares equal to A plus B, with "A" and "B" being determined as provided in subsection (d) above.

     Section 7.3.  Waiver.  Without limiting Section 7.1 and notwithstanding
                   ------
anything else herein to the contrary, all Defects not raised by Buyer within the time period specified in Section 7.1 shall be waived by Buyer for all purposes, and Buyer shall have no right to seek an adjustment to the Purchase Price, make a claim against Seller or seek indemnification from Seller with respect thereto.

     Section 7.4.  Casualty Loss.  In the event of damage by fire or other
                   -------------
casualty to the Properties after the Effective Date and prior to the Closing, then this Agreement shall remain in full force and effect, and (unless Buyer and Seller shall otherwise agree) in such event

          (a) as to each such Property so damaged which is an Oil and Gas Property, then, at Buyer's election, either (i) such Property shall be treated as if it had an Asserted Defect associated with it and the procedure provided for in this Article VII shall be applicable thereto, or (ii) the Purchase Price will not be adjusted, and if Seller should be entitled to make any claims under any insurance policy with respect to such damage, Seller shall, at Seller's election, either collect (and when collected pay over to Buyer), or assign to Buyer, such claims, and

          (b) as to each such Property which is other than an Oil and Gas Property, Seller shall, at Seller's election, either collect (and when collected pay over to Buyer), or assign to Buyer, any and all insurance claims relating to such loss, and Buyer shall take title to the Property affected by such loss without reduction of the Purchase Price.

     Section 7.5.  Disputes.
                   --------

          (a) In the event Buyer and Seller are unable to agree upon the existence of one or more Defects affecting an Oil and Gas Property or one or more adjustments claimed by Buyer or Seller pursuant to this Article VII as it relates to an Oil and Gas Property, Seller shall have the option of excluding such Oil and Gas Property from the transaction contemplated hereby, in which case the Purchase Price will be reduced by the amount attributed in Section 7.1(b)(i) of the Seller Disclosure Schedule to such Oil and Gas Property.

          (b) In the event Buyer and Seller are unable to agree prior to the Closing upon the existence of one or more Defects affecting an Oil and Gas Property or one or more adjustments claimed by Buyer or Seller pursuant to this
Article VII as it relates to an Oil and Gas Property (and provided that Seller does not select the option set forth in subsection (a) above with respect to such Oil and Gas Property), any such dispute (a "Disputed Claim") shall be settled pursuant to this Section 7.5 and shall not prevent or delay the Closing. At Closing, the Purchase Price shall not be adjusted on account of and no effect shall be given to the Disputed Claim. Either Buyer or Seller shall have the right to submit the Disputed Claim to final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"). Buyer and Seller shall endeavor to select three neutral arbitrators by mutual agreement. If such agreement cannot be reached within 30 calendar days after the Closing, each party shall select its own neutral arbitrator within 15 days of the expiration of such 30-day period and the two neutral arbitrators so selected shall select a third neutral arbitrator within 10 days of the expiration of such 15-day period. If they fail to do so, either arbitrator or Buyer or Seller may request the judge of the United States District Court for the Southern District of Texas having greatest tenure, but not yet on retired or senior status, to appoint a third neutral arbitrator. The three persons thus selected shall be the arbitrators for such arbitration. Each arbitrator must be experienced in and knowledgeable about the oil and gas exploration business and third arbitrator shall be required to meet the qualification requirements of the AAA Rules, whether appointed by the arbitrators or by the judge as provided above. The board of arbitrators may in all matters act through a majority of its members on each Disputed Claim if unanimity is not attained. The award as to any Disputed Claim shall be made within 30 days following the close of the final hearing and the filing of any post hearing briefs authorized by the arbitrator(s) in respect of such claim. The award of the arbitrator shall be final and binding on the parties hereto and the subject matter. Judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction. The place of arbitration shall be in Houston, Texas. The amount of any reduction in the Purchase Price to which Buyer becomes entitled under the final and binding decision of the arbitrators shall be effected in a manner similar to that set forth in Section 7.2(d). Each party shall be entitled to inspect and obtain a copy of relevant documents in the possession or control of the other party and to take depositions of the other parties' employees, agents, representatives and witnesses (including expert witnesses). All such discovery shall be in accordance with procedures approved by the arbitrators. Unless otherwise provided in the award, each party shall bear its own costs of discovery. All discovery shall be expedited, consistent with the nature and complexity of the Disputed Claim and consistent with fairness and justice. The arbitrators shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrators also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrators relating to discovery and compliance with subpoenas. Each of the parties hereto hereby irrevocably submits to the jurisdiction of the courts of the State of Texas for entry of any arbitration decision or to obtain any preliminary relief which may be necessary and hereby consents to the enforcement by such courts of any award rendered in such arbitration. The compensation and expenses of the arbitrators shall be borne equally by the parties. Each party shall bear and pay any and all costs and expenses incurred by it in connection with the arbitration.

                                 ARTICLE VIII

            Conditions Precedent to the Obligations of the Parties
            ------------------------------------------------------

     Section 8.1.  Conditions Precedent to the Obligations of Buyer.  The
                   ------------------------------------------------
obligations of Buyer under this Agreement are subject to each of the following conditions being met:

          (a) All the representations and warranties of Seller contained in this Agreement, and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except as affected by transactions permitted by this Agreement, and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date. For the sole purpose of determining whether or not any of such representations and warranties are true and correct as aforesaid on and as of the Closing Date, no effect shall be given to any materiality qualification contained in such representation or warranty.

          (b) Seller shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Buyer) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

          (c) No suit, action or other proceedings shall, on the Closing Date, be pending or threatened before any Governmental Entity seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

          (d) There shall have been obtained any and all consents, approvals, authorizations, licenses, orders or permits set forth on Schedule
                                                                    --------
5.7; and no other consent, approval, authorization, license, order or permit of,
---
or declaration, filing or registration with, or notification to, any Governmental Entity, or any other Person or entity, the failure to comply with which would have a Material Adverse Effect, shall be required to be made or obtained by Buyer or any Subsidiary in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

          (e) All waiting periods (and any extensions thereof) applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

     Section 8.2.  Conditions Precedent to the Obligations of Seller.  The
                   -------------------------------------------------
obligations of Seller under this Agreement are subject to each of the following conditions being met:

          (a) All the representations and warranties of Buyer contained in this Agreement, and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except as affected by transactions permitted by this

Agreement, and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date. For the sole purpose of determining whether or not any of such representations and warranties are true and correct as aforesaid on and as of the Closing Date, no effect shall be given to any materiality qualification contained in such representation or warranty.

          (b) Buyer shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Seller) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

          (c) No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any Governmental Entity seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

          (d) The total of the net Purchase Price reductions (if any) which result from the application of Article VII do not exceed 30% of the original aggregate stated value of the Preferred Shares.

          (e) All waiting periods (and any extensions thereof) applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

          (f) There shall have been obtained any and all consents, approvals, authorizations, licenses, orders or permits set forth on Schedule
                                                                    --------
5.7; and no other consent, approval, authorization, license, order or permit of,
---
or declaration, filing or registration with, or notification to, any Governmental Entity, or any other Person or entity, the failure to comply with which would have a Material Adverse Effect, shall be required to be made or obtained by Buyer or any Subsidiary in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

          (g) Since the date of this Agreement, there shall not have been any material adverse change in the business, assets, results of operations, condition (financial or otherwise) or prospects of Buyer and the Subsidiaries considered as a whole.


                                  ARTICLE IX

                            Closing of Transaction
                            ----------------------

     Section 9.1.  The Closing.  The closing (herein called the "Closing") of
                   -----------
the transaction contemplated hereby shall take place in the offices of Thompson Knight Brown Parker & Leahy L.L.P., at Two Allen Center, Suite 3600, Houston, Texas, at 10:00 a.m. Central Standard Time, on May 1, 2000, or at such other date and time as Buyer and Seller may mutually agree upon (such date and time being herein called the "Closing Date").

     Section 9.2.  Seller's Closing Obligations.  At the Closing, Seller shall:
                   ----------------------------

          (a) execute, acknowledge and deliver to Buyer (or its designated Subsidiary) an assignment of the Properties (the "Assignment"), in the form attached hereto as Exhibit 9.2(a), effective as to runs of oil and deliveries of
                   --------------
gas as of 12:01 o'clock a.m., Central Standard Time on May 1, 2000 (the "Effective Date");

          (b) to the extent requested by Buyer, execute and deliver to Buyer (i) letters in lieu of transfer orders (or similar documentation), in form acceptable to both parties, and, (ii) an affidavit or other certification (as permitted by such code) that Seller is not a "foreign person" within the meaning of Section 1445 (or similar provisions) of the Internal Revenue Code of 1986 as amended (i.e., Seller is not a non-resident alien, foreign corporation, foreign
         ----
partnership, foreign trust or foreign estate as those terms are defined in such code and regulations promulgated thereunder); and

          (c) deliver to Buyer such other certificates, instruments, and documents as may be reasonably requested by Buyer prior to the Closing Date to carry out the intent and purposes of this Agreement.

     Section 9.3.  Buyer's Closing Obligations.  At the Closing, Buyer shall:
                   ---------------------------

          (a) deliver to Seller a stock certificate evidencing the Preferred Shares;

         (b) execute and deliver to Seller a certificate executed on behalf of Buyer by an authorized signatory of Buyer, dated the Closing Date, representing and certifying, in such detail as Seller may reasonably request, that the conditions set forth in Sections 8.2(a) and 8.2(b) have been fulfilled;

          (c) deliver to Seller opinions of counsel, in form, scope and content reasonably acceptable to Seller, of Jenkens & Gilchrist, counsel to Buyer, dated the Closing Date;

          (d) deliver to Seller the certificates, instruments and documents listed below:

                   (i) certified copy of a written consent or resolutions of the Board of Directors of Buyer authorizing the execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents, as necessary;

                   (ii) such other certificates, instruments, and documents as may be reasonably requested by Seller prior to the Closing Date to carry out the intent and purposes of this Agreement.

     Section 9.4.  Delivery of Files.  No later than 10 business days after the
                   -----------------
Closing, Seller shall deliver to Buyer such of Seller's contract files, lease and other title files, production files, well files and other files pertaining to the ownership and/or operation of the Properties as Buyer may request.

                                   ARTICLE X

                            Pre-Closing Termination
                            -----------------------

     Section 10.1. Termination.  This Agreement may be terminated and the
                   -----------
transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

          (a) by mutual written consent of Seller and Buyer;

          (b) by either Seller or Buyer if any Governmental Entity with jurisdiction over such matters shall have issued an order or injunction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereunder, and such order, decree, ruling or other action shall have become final and unappealable; or

          (c) by either Seller or Buyer if the Closing shall not have occurred on or before May 30, 2000; provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date.

     Section 10.2. Effect of Termination.  In the event of termination of this
                   ---------------------
Agreement pursuant to Section 10.1 by Seller, on the one hand, or Buyer, on the other hand, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Section and in Article XVII shall survive the termination hereof. Nothing contained in this Section shall relieve any party from liability for damages actually incurred as a result of any breach of this Agreement.

                                  ARTICLE XI

          Certain Accounting Adjustments in Respect of the Properties
         ------------------------------------------------------------

     Section 11.1. Adjustments.  Appropriate adjustments shall be made between
                   -----------
Buyer and Seller so that (a) all expenses (including all drilling costs, all capital expenditures, and all overhead charges under applicable operating agreements, and all other overhead charges actually charged by third parties) which are incurred in the operation of the Properties after the Effective Date will be borne by Buyer, and all proceeds (net of applicable production, severance, and similar taxes) from the sale of oil, gas and/or other minerals produced from the Oil and Gas Properties after the Effective Date will be received by Buyer, and (b) all expenses which are incurred in the operation of the Properties before the Effective Date will be borne by Seller and all proceeds (net of applicable production, severance, and similar taxes) from the sale of oil, gas and/or other minerals produced therefrom before the Effective Date will be received by Seller. It is agreed that, in making such adjustments:
(i) oil which was produced from the Oil and Gas Properties and which was, on the Effective Date, stored in tanks located on the Oil and Gas Properties (or located elsewhere but used to store oil produced from the Oil and Gas Properties prior to delivery to oil purchasers) and above pipeline connections shall be deemed to have been produced before the Effective Date (it is recognized that such tanks were not gauged on the Effective Date for the purposes of this Agreement and that determination of the volume of such oil in storage will be based on the best available data, which may include estimates), and (ii) ad valorem taxes assessed with respect to a period which the Effective Date splits shall be prorated based on the number of days in such period which fall on each side of the Effective Date (with the day on which the Effective Date falls being counted in the period after the Effective Date), and (iii) no consideration shall be given to the local, state or federal income tax liabilities of any party.

     Section 11.2. Closing and Post-Closing Accounting Settlements.
                   -----------------------------------------------

          (a) At or before Closing, the parties shall determine, based upon the best information reasonably available to them, the amount of the adjustments provided for in Section 11.1. If the amount of adjustments so determined which would result in a credit to Buyer exceed the amount of adjustments so determined which would result in a credit to Seller, Buyer shall receive a credit, for the amount of such excess, against the number of Preferred Shares to be delivered at Closing, and, if the converse is true, Buyer shall increase the number of Preferred Shares delivered to Seller, at Closing (in addition to amounts otherwise then owed), for the amount of such excess, in each case determined on the basis of one Preferred Share for each $50 of adjustment.

          (b) On or before 90 days after Closing, Buyer and Seller shall review any additional information which may then be available pertaining to the adjustments provided for in Sections 11.1, shall determine if any additional adjustments (whether the same be made to account for expenses or revenues not considered in making the adjustments made at Closing, or to correct errors made in such adjustments) should be made beyond those made at Closing, and shall make any such adjustments in the manner provided in subsection (a) above. Following such additional adjustments, no further adjustments shall be made under this
Article XI.

                                  ARTICLE XII

                        Assumption and Indemnification
                        -------------------------------

     Subject to Article VII, Section 11.2(b), the last sentence of this Article XII and the other terms and provisions hereof, Seller shall, on the date of Closing, agree (and, upon the delivery to Buyer of the Assignment, shall be deemed to have agreed) to indemnify and hold Buyer harmless from and against any and all claims, obligations, actions, liabilities, damages, or expenses arising out of the ownership or operation of the Properties before the Effective Date (exclusive of Environmental Obligations other than Excluded Environmental Obligations). Buyer shall, on the date of Closing, agree (and, upon the receipt by Buyer of the Assignment from Seller, shall be deemed to have agreed) to (a) assume, and to timely pay and perform all duties, obligations and liabilities relating to the ownership or operation of the Properties after the Effective Date (including those arising under the contracts and agreements described in Article II(d)) and (b) assume full responsibility for Environmental Obligations other than the Excluded Environmental Obligations. Buyer shall, on the date of Closing, agree (and upon the receipt by Buyer of the Assignment from Seller shall be deemed to have agreed) to indemnify and hold Seller harmless from and against (i) any and all claims, obligations, actions, liabilities, damages, or expenses arising out of the ownership or operation of the Properties after the Effective Date and (ii) any Environmental Obligations other than the Excluded Environmental Obligations.. In connection with (but not in limitation of) the foregoing, it is specifically understood and agreed that matters arising out of or otherwise relating to the ownership and/or operation of the Properties after the Effective Date shall include all obligations to properly plug and abandon, or replug and re-abandon, wells located on the Properties; it is further understood and agreed that Seller shall have no liability to Buyer or obligation to indemnify Buyer for any matter for which Buyer has received an adjustment to the Base Purchase Price under this Agreement.

                                 ARTICLE XIII

                  Affirmative Post Closing Covenants of Buyer
                 --------------------------------------------

     To induce Seller to enter into this Agreement, Buyer warrants, covenants and agrees that it will comply with and observe the following covenants and provisions, and will cause each Subsidiary to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary:

     Section 13.1. Inspection Rights.  At any reasonable time and from time to
                   -----------------
time upon reasonable notice, Buyer will permit Seller or its agents or representatives to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties of Buyer and any Subsidiary, and to discuss the affairs, finances and accounts of Buyer and any Subsidiary with any of their officers or directors and independent accountants.

     Section 13.2. Books, Financial Statements and Reports.  Buyer and each of
                   ---------------------------------------
its Subsidiaries will at all times maintain full and accurate books of account and records. Buyer will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to Seller at Buyer's expense:

          (a) As soon as available, and in any event within one hundred five (105) days after the end of each Fiscal Year, complete consolidated financial statements of Buyer together with all notes thereto, prepared in reasonable detail in accordance with U.S. GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by independent certified public accountants selected by Buyer and reasonably acceptable to Seller, stating that such consolidated financial statements have been so prepared. These financial statements shall contain a consolidated balance sheet as of the end of such Fiscal Year and consolidated statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

          (b) As soon as available, and in any event within fifty (50) days after the end of each Fiscal Quarter, Buyer's consolidated balance sheet as of the end of such Fiscal Quarter and consolidated statements of Buyer's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with U.S. GAAP, subject to changes resulting from normal year-end adjustments. In addition Buyer will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in a form reasonably acceptable to Seller signed by the chief financial officer of Buyer stating that such financial statements are accurate and complete (subject to normal year-end adjustments) and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

          (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Buyer to its stockholders and all registration statements, periodic reports and other statements and schedules filed by Buyer with any securities exchange, the Securities and Exchange Commission or any similar Governmental Entity.

          (d) Annually within 60 days after the end of each Fiscal Year beginning with the Fiscal Year ending April 30, 2000, a report containing (i) an estimation of the oil and gas reserves, classified by appropriate categories, as of the end of the preceding fiscal year attributable to the interest of Buyer therein, (ii) a projection of the rate of production of and net income from such reserves with respect to each such interest, (iii) a calculation of the present worth of such net income discounted at a rate of 10% and (iv) a schedule or complete description of all assumptions, estimates and projections made or used in the preparation of such report. Each such report shall be prepared in accordance with customary and generally accepted standards and practices for petroleum engineers, and shall be based on (1) prices determined by the Holders of a Requisite Majority , (2) lease operating expenses and production taxes derived from and consistent with those actually incurred by Buyer, escalated at the same rate, if any, being applied to prices and (3) such other assumptions as shall be designated by the Holders of a Requisite Majority. In addition to the foregoing, the Holders of a Requisite Majority shall have the right from time to time to cause the independent petroleum engineer referenced below to prepare an additional report of the type described above, not to exceed one additional report in any one calendar year, in which event all fees and expenses incurred in connection with obtaining such additional report shall be paid by Buyer. Each report under this subsection shall be prepared by an independent petroleum engineer designated by Buyer and approved by the Holders of a Requisite Majority. Each annual report referenced above shall also include an estimate of Buyer's proved oil and gas reserves (as defined in Regulation S-X promulgated by the Securities and Exchange Commission) and a calculation of the "present value of estimated future net revenues" from such proved oil and gas reserves, with such present worth calculation to be made in accordance with Regulation S-X, as promulgated by the Securities and Exchange Commission.

          (e) Promptly, such other information with respect to the business and operations of Buyer and its Subsidiaries, as Seller may reasonably request.

     Section 13.3. Notice of Material Events and Change of Address.  Buyer will
                   -----------------------------------------------
promptly notify Seller in writing, stating that such notice is being given pursuant to this Agreement, of:

          (a) the occurrence of an event or circumstance that could reasonably be expected to have a Material Adverse Effect,

          (b)  the occurrence of any Default,

          (c) the acceleration of the maturity of any indebtedness owed by Buyer or any Subsidiary thereof or of any default by any Buyer or any such Subsidiary under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could reasonably be expected to have a Material Adverse Effect,

          (d) any claim of $100,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against Buyer or any Subsidiary thereof or with respect to Buyer or any of such Subsidiary's properties, and

          (e) the filing of any suit or proceeding against Buyer or any Subsidiary thereof in which an adverse decision could cause a Material Adverse Effect.

Upon the occurrence of any of the foregoing Buyer and any Subsidiary thereof will take all necessary or appropriate steps to remedy promptly any such Material Adverse Effect, Default, acceleration or default, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing.

     Section 13.4. Maintenance of Properties.  Buyer and each of its
                   -------------------------
Subsidiaries will maintain, preserve, protect, and keep all property used or useful in the conduct of its business in good condition and in compliance with all Applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

     Section 13.5. Maintenance of Existence and Qualifications.  Buyer and each
                   -------------------------------------------
of its Subsidiaries will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by Applicable Law, except where the failure so to qualify will not cause a Material Adverse Effect.

     Section 13.6. Payment of Trade Liabilities, Taxes, etc.  Buyer and each of
                   -----------------------------------------
its Subsidiaries will (a) timely file all required Tax Returns; (b) timely pay all Taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) timely withhold and pay over to the proper Governmental Entity all amounts required to be withheld and paid over under Applicable Laws; (d) pay when due all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (e) pay and discharge when due all other Liabilities now or hereafter owed by it; and (f) maintain appropriate accruals and reserves for all of the foregoing in accordance with U.S. GAAP. Buyer and each of its Subsidiaries may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

     Section 13.7. Insurance.  Buyer and each of its Subsidiaries will keep or
                   ---------
cause to be kept insured by financially sound and reputable insurers its properties in such forms and amounts and against such risks as are customary for Persons engaged in the same or similar business of owning and operating similar properties.

     Section 13.8. Compliance with Agreements and Law.  Buyer and each of its
                   ----------------------------------
Subsidiaries will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Buyer and each of its Subsidiaries will conduct its business and affairs in compliance with all Applicable Law.

     Section 13.9. Charter Amendment Approval.  Buyer shall cause Charter
                   --------------------------
Amendment Approval  by September 30, 2000.


                                 ARTICLE XIV

                   Post Closing Negative Covenants of Buyer
                   ----------------------------------------

     To induce Seller to enter into this Agreement, Buyer warrants, covenants and agrees that, until all of the Preferred Shares have been converted into Preferred Conversion Shares, it will comply with and observe the following covenants and provisions, and will cause each Subsidiary to comply with and observe such of the following covenants and provisions as are applicable to such
Subsidiary:

     Section 14.1. Indebtedness.  Neither Buyer nor any Subsidiary thereof will
                   ------------
in any manner owe or be liable for Indebtedness except:

          (a)  the Senior Credit Facility;

          (b)  the Subordinated Debt;

          (c) purchase money Indebtedness and Indebtedness under leases of Buyer or such Subsidiary as lessee which are capitalized in accordance with U.S. GAAP, in an aggregate principal amount not to exceed $100,000 at any time, provided that such purchase money Indebtedness and Indebtedness under capital leases do not in the aggregate exceed $250,000;

          (d) gas overproduction or liabilities arising under futures contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts or similar contracts, to the extent permitted by the Senior Credit Facility;

          (e)  Old Latex Payables.

     Section 14.2. Limitation on Liens.  Neither Buyer nor any Subsidiary
                   -------------------
thereof will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except the following ("Permitted Liens"):

          (a) Liens which secure the Senior Credit Facility; and

          (b) Statutory Liens for taxes, statutory mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Indebtedness and secure only Indebtedness which is not delinquent or for which adequate reserves have been set aside.

     Section 14.3. Limitation on Mergers.  Except as expressly provided in this
                   ---------------------
Section, neither Buyer nor any Subsidiary thereof will merge or consolidate with or into any other business entity. Any Subsidiary of Buyer may, however, be merged into or consolidated with either Buyer or another Subsidiary which is wholly-owned by Buyer, so long as Buyer or the Subsidiary wholly-owned by Buyer is the surviving business entity. Buyer will not issue any securities other than
(i) Common Stock (including the shares of Common Stock to be issued upon the conversion of the Series A Preferred) or (ii) any options or warrants giving the holders thereof only the right to acquire such shares. No Subsidiary of Buyer will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Buyer or to another Subsidiary. No Subsidiary of Buyer which is a partnership will allow any diminution of Buyer's interest (direct or indirect) therein.

     Section 14.4. Limitation on Sales of Property.  Neither Buyer nor any
                   -------------------------------
Subsidiary thereof will sell, transfer, lease, exchange, alienate or dispose of any of its assets or properties except:

          (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

          (b) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms; or

          (c) other property which is sold for fair consideration not in the aggregate in excess of $500,000 in any Fiscal Year (commencing with Fiscal Year
2000).

     Section 14.5. Limitation on Investments and New Businesses.  Neither Buyer
                   --------------------------------------------
nor any Subsidiary thereof will make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business (which ordinary course of business includes the acquisition, directly or indirectly, of oil and gas properties), engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, make any acquisitions of or capital contributions to or other investments in any Person, other than Permitted Investments, or make any significant acquisitions or investments in any properties other than oil and gas properties.

      Section 14.6. Transactions with Affiliates.  Neither Buyer nor any of its
                    ----------------------------
Subsidiaries will engage in any material transaction with any of its affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such affiliates.

      Section 14.7. Restricted Payments.  Buyer will not, and will not permit
                    -------------------
any of its Subsidiaries to, declare or make, or incur any liability to declare or make, any Restricted Payment.


                                  ARTICLE XV

                        Events of Default and Remedies
                        ------------------------------

      Section 15.1. Events of Default. If any of the following events ("Events
                    -----------------
of Default") shall occur and be continuing:

          (a) Buyer fails to pay any dividends on the Preferred Shares when due as required under the terms of the Certificate of Designation;

          (b) Buyer fails to redeem the Preferred Shares when due as required under the terms of the Certificate of Designation;

          (c) a default in the performance or observation of any covenant, agreement or condition contained in (i) Article XIII or Article XIV, (ii) the Organic Documents with respect to the Series A Preferred (exclusive of a default described in subsection (a) or subsection (b) above, or (iii) any other Ancillary Document, which default is not remedied within 15 days after the earlier of (A) the day on which Buyer first obtains knowledge of such default or
(B) the day on which written notice thereof is given to Buyer by any registered holder of the Preferred Shares;

         (d) any representation or warranty previously, presently or hereafter made in writing by or on behalf of Buyer or any Subsidiary thereof in connection with this Agreement or any Ancillary Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, which default is not remedied within 30 days after the earlier of (i) the day on which Buyer first obtains knowledge of such default or (ii) the day on which written notice thereof is given to Buyer by any registered holder of the Preferred Shares;

          (e) Buyer or any Subsidiary fails to duly observe, perform or comply with any term or condition of any loan document relating to the Senior Credit Facility, the Subordinated Debt Agreement or any other agreement or instrument with any Person, if such agreement or instrument is materially significant to Buyer or such Subsidiary, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument (it being agreed that each of the Other Acquisition Agreements and the Preferred Stock Purchase Agreement is materially significant to Buyer);

          (f) Buyer or any Subsidiary thereof fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $100,000 (exclusive of the Old LaTex Payables), or breaches or defaults in the performance of any Agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

          (g)  Buyer or any Subsidiary thereof:

               (i) suffers the entry against it of a judgment, decree or order for relief by a tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Applicable Law of any jurisdiction now or hereafter in effect, including the United States federal Bankruptcy Code or similar foreign law, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

               (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Applicable Law now or hereafter in effect, including the United States federal Bankruptcy Code or similar foreign law, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Applicable Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

               (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

               (iv) suffers the entry against it of a final judgment for the payment of money in excess of $250,000 (not covered by insurance), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

               (v) suffers a writ or warrant of attachment or any similar process to be issued by any tribunal against all or any substantial part of its assets, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

          (h)  Any Change in Control occurs; and

          (i)  Any Material Adverse Effect occurs.

     Upon the occurrence of an Event of Default, (x) Seller or any other holder of the Preferred Shares holding a majority of the Outstanding Common Stock may, by notice to the Company, request that Buyer redeem all of the Preferred Shares at a per share purchase price of $50.00 plus all accrued and unpaid dividends thereon; (y) Seller shall have such rights as provided in the Organic Documents; and (z) Seller may proceed to protect and enforce its rights by suit in equity (including a suit for recission), action at law or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference to this Agreement or in aid of the exercise of any power granted in this Agreement.

     Without limiting the rights of the holders of the Series A Preferred, Buyer and the Subsidiaries hereby agree that the holders of the Series A Preferred would have no adequate remedy at law, for monetary compensation or otherwise, for the damages that would be suffered if Buyer or the Subsidiaries were to fail to comply with its obligations under Article IX, and that Buyer and the Subsidiaries therefore agree that the holders of the Series A Preferred shall be entitled to obtain specific performance of Buyer's obligations under this Agreement.

      Section 15.2. Annulment of Defaults.  Section 15.1 is subject to the
                    ---------------------
condition that if, at any time after a dividend shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any thereof, shall have been entered, then and in every such case Seller may, by written instrument filed with Buyer, rescind and annul such declaration and its consequences; but no such recission or annulment shall extend to or affect and subsequent default or Event of Default or impair any right consequent thereon.

      Section 15.3. Expiration.  The provisions of Sections 15.1 and 15.2 shall
                    ----------
automatically expire and be of no further force or effect upon such date as all of the Preferred Shares have been converted into Preferred Conversion Shares.

                                  ARTICLE XVI

                                    Notices
                                    -------

     All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally,
(ii) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or
(iv) sent by telecopy or facsimile transmission, answer back requested, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

     If to Seller:       Mountaineer Limited Partnership
     ------------
                         207 West McKay
                         Carlsbad, New Mexico 88220
                         Attention: Perry L. Hughes

     with a copy to:     c/o EnCap Investments L.L.C.
     --------------
                         1100 Louisiana, Suite 3150
                         Houston, Texas 77002
                         Attention: Robert L. Zorich
                         Fax No.: 713-659-6130

     If to Buyer:        AROC Inc.
     -----------
                         4200 East Skelly Drive, Suite 1000
                         Tulsa, Oklahoma 74135
                         Attention: John A. Keenan
                         Fax No.: 918-494-4918

     with a copy to:     Jenkens & Gilchrist, a Professional Corporation
                         1445 Ross Avenue, Suite 3200
                         Dallas, Texas 75202
                         Attention: W. Alan Kailer
                         Fax No.: 214-855-4300

Such notices, requests, demands, and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor or
(iii) if sent by telecopy or facsimile transmission, when the answer back is received.

                                 ARTICLE XVII

                             Miscellaneous Matters
                             ---------------------

      Section 17.1. Survival of Provisions.
                    ----------------------

          (a) All representations and warranties made herein by Buyer and Seller shall be continuing and shall be true and correct on and as of the date of Closing with the same force and effect as if made at that time and, except as provided below, all of such representations and warranties shall survive the Closing and the delivery of the Assignment. The representations of Seller contained in Section 4.7 through 4.20 (the "Limited Survival Representations") shall survive the Closing until the six-month anniversary of the Closing (the "Survival Date"). The provisions of, and the obligations of the parties under,
Article IX (to the extent the same are, by mutual agreement, not performed at Closing), Section 6.4 and Articles X through XVII inclusive shall survive the Closing and the delivery of the Assignment.

          (b)  Seller shall not have any indemnification obligation pursuant to
Section 17.5(b) or otherwise in respect of any Limited Survival Representation unless before the Survival Date it shall have received from Buyer written notice of the existence of the claim for or in respect of which indemnification in respect of such Limited Survival Representation is sought. Such notice shall set forth with reasonable specificity (i) the basis under this Agreement, and the facts that otherwise form the basis, of such claim, (ii) an estimate of the amount of such claim (which estimate shall not be conclusive of the final amount of such claim) and an explanation of the calculation of such estimate, including a statement of any significant assumptions employed therein, and (iii) the date on and manner in which Buyer became aware of the existence of such claim.

      Section 17.2. Public Announcements.  Except as may be required by
                    --------------------
Applicable Law, neither Seller, on the one hand, nor Buyer, on the other, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld). Any such press release or public statement required by Applicable Law shall only be made after reasonable notice to the other party, and in such case the party proposing to make such a press release or public statement shall consult with the other party.

      Section 17.3. Fees and Expenses.
                    -----------------

          (a) Except as otherwise expressly provided in this Agreement, all fees and expense, including fees and expenses of counsel, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense.

          (b) Notwithstanding anything to the contrary herein, since the transaction contemplated hereby is an isolated transaction, no sales tax will be collected from Buyer. If, however, this transaction is later deemed to be other than an occasional sale, Buyer agrees to be solely responsible, and shall indemnify and hold Seller (and their respective partners, and each of their and each such partners' parent and subsidiary companies and other affiliates, and shareholders, managers, owners, directors, officers, employees, consultants, and agents, respectively) harmless, from any and all sales or transfer taxes or fees (including related penalty, interest or legal costs) due by virtue of this transaction on the Properties transferred pursuant hereto and Buyer shall remit such sales or transfer taxes at that time. Seller and Buyer agree to cooperate with each other in demonstrating that the requirements for an occasional or isolated sale or any other sales tax exemption have been met.

          (c) Buyer shall be solely responsible for all filings and recordings of assignments and other documents related to the Properties and for all fees connected therewith, and Buyer shall furnish Seller with pertinent recording data. Seller shall not be responsible for any loss to Buyer because of Buyer's failure to file or record documents correctly or promptly.

          (d) All sales, transfer, filing, recordation, registration, stamp and similar Taxes and fees arising from or associated with the issue and sale of the Preferred Shares contemplated hereunder, whether levied on Seller or Buyer, shall be borne by Buyer, and Buyer shall file all necessary documentation with respect to, and make all payments of, such Taxes and fees on a timely basis.

      Section 17.4. Costs of Enforcement.  If any party hereto is required to
                    --------------------
take action to enforce its rights under this Agreement, the prevailing party shall be entitled to its reasonable expenses, including attorneys' fees and expenses, in connection with any such action.

      Section 17.5. Indemnification.
                    ---------------

          (a) Subject to the terms and conditions of this Section 17.5, Buyer shall indemnify, defend and hold harmless Seller from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs and expenses (including reasonable attorneys' fees and expenses), of any nature (collectively, "Damages") whatsoever, asserted against, resulting to, imposed upon, or incurred by Seller, directly or indirectly, by reason of or resulting from any breach by Buyer of any of its representations, warranties, covenants or agreements contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto.

          (b)  Subject to the terms and conditions of this Section 17.5 (and
Section 17.1(b)), Seller shall indemnify, defend and hold harmless Buyer from and against any and all Damages, asserted against, resulting to, imposed upon, or incurred by Buyer, directly or indirectly, by reason of or resulting from any breach by Seller of any of its representations, warranties, covenants or agreements contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto (collectively, "Buyer Claims").

          (c) No indemnification shall be required to be made by Seller pursuant to this Section 17.5 with respect to any Buyer Claims except to the extent that the aggregate amount of Damages incurred by Buyer with respect to all Buyer Claims exceeds $50,000.

          (d)  Seller's liability to Buyer for indemnification pursuant to this
Section 17.5 or elsewhere in this Agreement (including Article XII) shall in no event exceed the aggregate stated value of the Preferred Shares issued to Seller; further, the sole manner by which Seller shall be required to satisfy any indemnification obligation to Buyer pursuant to this Section 17.5 or elsewhere in this Agreement, including Article XII (in this subsection, an "Indemnification Obligation") shall be by Seller tendering to Buyer either Preferred Shares or Preferred Conversion Shares. In connection therewith, (i) the number of Preferred Shares to be tendered shall be equal to the Indemnification Obligation (or portion thereof to be satisfied with Preferred Shares) divided by the greater of (A) $50.00 or (B) the aggregate Current Market Price of the shares of Common Stock into which such Preferred Shares are then convertible divided by the number of Preferred Shares to be tendered; and (ii) the number of Preferred Conversion Shares to be tendered shall be equal to the Indemnification Obligation (or portion thereof to be satisfied with Preferred Conversion Shares) divided by the Current Market Price. As used herein, the term "Current Market Price" shall mean the average of the last reported sales prices for the Common Stock for the 10 consecutive Trading Days ending on the second Trading Day prior to delivery in satisfaction of the subject Indemnification Obligation.

The last reported sales price for each day shall be the last reported sales price of the Common Stock on such date on the exchange where it is primarily traded, or, if the Common Stock is not traded on an exchange, the Common Stock shall be valued at the last reported sales price on such date on the NASDAQ National Market System, or, if the Common Stock is not traded on the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices, the Common Stock shall be valued at the closing bid price (or average of bid prices) last quoted on such date as reported on an established quotation service for over-the-counter securities. As used in this subsection (d), the term "Trading Days" shall mean (1) if the Common Stock is listed or admitted for trading on any generally recognized U.S. securities exchange, days on which such securities exchange is open for business and (2) if the Common Stock is quoted on the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system.

          (e) Promptly after receipt by an indemnified party under Section 17.5(a) or Section 17.5(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof , but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of such action, the indemnified party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such action, the indemnified party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the indemnifying party. If the action is asserted against both the indemnifying party and the indemnified party and there is a conflict of interests which renders it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party, the indemnifying party shall be responsible for paying for separate counsel for the indemnified party; provided, however, that if there is more than one indemnified party, the indemnifying party shall not be responsible for paying for more than one separate firm of attorneys to represent the indemnified parties, regardless of the number of indemnified parties. If the indemnifying party elects to assume the defense of such action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the indemnifying party and
(b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).

          (f)  It is the express intention of the parties hereto that each
               -----------------------------------------------------------
person to be indemnified pursuant to this Section 17.5 or Article XII shall be
------------------------------------------------------------------------------
indemnified and held harmless from and against all Damages as to which indemnity
--------------------------------------------------------------------------------
is provided for under this Section 17.5 or Article XII notwithstanding that any
-------------------------------------------------------------------------------
such Damages arise out of or result from the ordinary,
------------------------------------------------------
strict, sole, or contributory negligence of such person and regardless of
-------------------------------------------------------------------------
whether any other person (including the other party to this Agreement) is or is
-------------------------------------------------------------------------------
not also negligent.
------------------

      Section 17.6.  Waiver and Amendment.  No failure or delay (whether by
                     --------------------
course of conduct or otherwise) by any party hereto in exercising any right, power or remedy which such holder may have under the Agreement or any of the Ancillary Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of this Agreement or any Ancillary Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No waiver, consent, release, modification or amendment of or supplement to this Agreement or any of the Ancillary Documents shall be valid or effective against any party hereto unless the same is in writing and signed by such party.

      Section 17.7.   Entire Agreement.  This Agreement, together with the
                      ----------------
Schedules and other writings referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

      Section 17.8.   Binding Effect; Assignment; No Third Party Benefit.  This
                      --------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that prior to Closing, neither party may assign its rights or delegate any of its duties and obligations under this Agreement or the Ancillary Documents without the prior written consent of the other; provided, further, that after the Closing, Buyer may not assign its rights or delegate any of its duties and obligations under this Agreement and the Ancillary Documents without the prior written consent of Seller. Except as expressly provided herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

      Section 17.9.   Severability. If any provision of this Agreement is held
                      ------------
to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

      Section 17.10.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                      -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

      Section 17.11.  Remedies Not Exclusive.  The rights and remedies herein
                      ----------------------
provided shall be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of, or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant, or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

      Section 17.12.  Further Assurances.  From time to time following the
                      ------------------
Closing, at the request of any party hereto and without further consideration, the other party or parties hereto shall execute and deliver to such requesting party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

      Section 17.13.  Counterparts.  This Agreement may be executed by the
                      ------------
parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

      Section 17.14.  Injunctive Relief.  The parties hereto acknowledge and
                      -----------------
agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

      Section 17.15.  Consent to Jurisdiction.  Subject to Section 7.5, the
                      -----------------------
parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of Texas and the federal courts of the United States of America located in Harris County, Texas, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. Subject to Section 7.5, the parties hereby irrevocably waive, to the fullest extent permitted by Applicable Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

      Section 17.17.  Payments.  All payments to be made hereunder shall be in
                      --------
lawful money of the United States of America.

      Section 17.18.  Right to Purchase New Equity Securities.  Buyer grants to
                      ---------------------------------------
Seller the same rights as provided to the "Purchasers" under Section 2.03 of the Preferred Stock Purchase Agreement, and the terms and conditions of such Section are hereby incorporated herein, mutatis mutandis.
                                ----------------

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.


                              SELLER:

                              MOUNTAINEER LIMITED PARTNERSHIP

                              By:   SHAHARA OIL, LLC


                              By:   _________________________________
                                    Name: Perry L. Hughes
                                    Title: Executive Officer


                              BUYER:

                              AROC INC.


                              By:   _________________________________
                                    Name:____________________________
                                    Title:___________________________